UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MEDICAL PROPERTIES TRUST, INC.

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MPT
Medical Properties Trust
2016 Proxy Statement
At the Very Heart of Healthcare

MPT
Letter from Our Chairman
April 29, 2016
Dear Fellow Shareholder:
I am honored to have you as one of our shareholders and thank you for the trust you have placed in us by purchasing shares in our company. We take your trust seriously.
We also value your thoughts and ideas. In addition to seeking your input via your vote, we regularly seek your views, either by contacting you directly or by making it easy for you to reach me or any of my fellow directors individually. These conversations contribute to the continuous improvement we describe in this Proxy Statement.
We are providing you this proxy and Proxy Statement to enable you to give us your input by voting. We hope that you will attend our 2016 annual shareholders meeting, to be held on May 19, 2016. Details of the business to be conducted at the meeting are set forth in the accompanying Proxy Statement. In the event that you are unable to attend, however, we urge you to vote by mail, phone, or Internet, as described in the following material.
I want to call your attention especially to the compensation provisions highlighted in our Compensation Discussion and Analysis: our plans both align pay with shareholder returns and include provisions that tie executives’ pay to numeric performance hurdles. We believe our plans have produced conservative results with excellent internal and external pay parity. I hope you agree.
As a company whose founders are still on the job, we rely on much more than compensation and solid governance to drive performance — our reputations drive us too.
We work hard to keep your trust. We thank you for your investment and we encourage your input.
Best Regards,
Edward K. Aldag, Jr.
Chairman, President and Chief Executive Officer
Proxy Statement and Notice of 2016 Annual Meeting
i

Notice of 2016 Annual Meeting of Shareholders
April 29, 2016
Meeting Information
Date and Time:
May 19, 2016
10:30 a.m. Central Time
Location:
The Summit Club
1901 6th Avenue North
Birmingham, Alabama
Agenda
To elect the seven director nominees described in the enclosed Proxy Statement;
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016;
To hold an advisory vote to approve executive officer compensation; and
To transact any other business that properly comes before the meeting.
Attached you will find a notice of meeting and Proxy Statement that contain further information about these items and the meeting itself, including the different methods you can use to vote your proxy. Also enclosed are your proxy card, our 2015 Form 10-K, and our 2015 Annual Report to Shareholders. Only shareholders of record at the close of business on March 21, 2016, are entitled to receive notice of, to attend, and to vote at the meeting and any adjournment thereof.
EVEN IF YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE, OR VOTE YOUR PROXY BY TELEPHONE OR INTERNET, AT YOUR EARLIEST CONVENIENCE. This will not prevent you from voting your shares in person if you choose to attend the Annual Meeting.
Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.
If any of your shares of common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares of common stock voted.
A list of the shareholders entitled to vote at the meeting will be open to examination by any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the principal executive offices of the Company in Birmingham, Alabama.
By Order of the Board of Directors,
Emmett E. McLean
Executive Vice President, Chief Operating Officer, Treasurer and Secretary
ii Medical Properties Trust

Information About the Meeting
What is the purpose of the meeting?
At the meeting, our shareholders will vote on the following proposals:
1. To elect the seven director nominees described in the enclosed Proxy Statement;
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016;
3. To hold an advisory vote to approve executive officer compensation; and
4. To transact any other business that properly comes before the meeting.
In addition, our management will report on our performance at the meeting and respond to appropriate questions from shareholders.
Who is entitled to vote?
The record date for the meeting is March 21, 2016. Only shareholders of record at the close of business on March 21, 2016, are entitled to receive notice of the meeting and to vote at the meeting the shares of our common stock that they held of record on that date. Each outstanding share of common stock entitles its holder to one vote on each matter voted on at the meeting. At the close of business on March 21, 2016, there were 237,714,694 shares of common stock outstanding and entitled to vote.
Am I entitled to vote if my shares are held in “street name”?
If you are the beneficial owner of shares held in “street name” by a brokerage firm, bank, or other nominee, your nominee is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, your nominee will be entitled to vote your shares on routine items, but will not be permitted to do so on non-routine items. Your nominee will have discretion to vote on Proposal 2 (ratification of auditors) without any instructions from you, but your nominee will not have the ability to vote your uninstructed shares on Proposal 1 (election of directors), or Proposal 3 (advisory vote to approve executive officer compensation) on a discretionary basis. Accordingly, if you hold your shares in “street name” and you do not instruct your nominee how to vote on these proposals, your nominee cannot vote these shares and will report them as “broker non-votes,” and no votes will be cast on your behalf.
How many shares must be present to conduct business at the meeting?
A quorum must be present at the meeting in order for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date, or 118,857,348 shares, will constitute a quorum. Abstentions and broker non-votes will be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum.
Proxy Statement and Notice of 2016 Annual Meeting
iii

Information About the Meeting
What happens if a quorum is not present at the meeting?
If a quorum is not present at the scheduled time of the meeting, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the meeting to another place, date, or time until a quorum is present. The place, date, and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given unless the adjournment is to a date more than 120 days after the original record date or if, after the adjournment, a new record date is fixed for the adjourned meeting.
How do I vote my shares?
Voting by telephone or Internet. If you are a beneficial owner of shares held in “street name,” meaning your shares are held in the name of a brokerage firm, bank, or other nominee, you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. A large number of brokerage firms, banks, and other nominees participate in a program provided through Broadridge Financial Solutions that offers telephone and Internet voting options. If your shares are held in “street name” by a brokerage firm, bank, or other nominee that participates in the Broadridge program, you may provide voting instructions to your nominee by telephone or on the Internet by following the instructions set forth on the voting instruction form provided to you.
Voting by mail. If you are a registered shareholder, meaning you hold your shares in your own name, you may vote by properly completing, signing, dating, and returning the accompanying proxy card. The enclosed postage-paid envelope requires no additional postage if it is mailed in the United States or Canada. If you are a beneficial owner of shares held in “street name,” you may provide voting instructions to the brokerage firm, bank, or other nominee that holds your shares by properly completing, signing, dating, and returning the voting instruction form provided to you by your nominee.
Voting in person at the meeting. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. In addition, we will make written ballots available to registered shareholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in “street name” and wish to vote at the meeting, you will need to obtain a proxy form from the brokerage firm, bank, or other nominee that holds your shares that authorizes you to vote those shares.
Can I change my vote after I submit my proxy?
Yes, you may revoke your proxy and change your vote at any time before the polls are closed at the meeting in any of the following ways: (1) by properly completing, signing, dating, and returning another proxy card with a later date; (2) if you are a registered shareholder, by voting in person at the meeting; (3) if you are a registered shareholder, by giving written notice of such revocation to our Secretary prior to or at the meeting; or (4) if you are a beneficial owner of shares held in “street name,” by following the instructions given by the brokerage firm, bank or other nominee that holds your shares. Your attendance at the meeting will not by itself revoke your proxy.
iv Medical Properties Trust

Information About the Meeting
What happens if I do not specify on my proxy how my shares are to be voted?
If you are a registered shareholder and submit a properly executed proxy but do not indicate any voting instructions, the proxy holders will vote as the Board of Directors recommends on each proposal.
Will any other business be conducted at the meeting?
As of the date hereof, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. However, if any other proposal properly comes before the shareholders for a vote at the meeting, the proxy holders will vote the shares represented by your proxy in accordance with their best judgment.
How many votes are required for action to be taken on each proposal?
The seven director nominees will be elected to serve on the Board of Directors if they each receive a majority of the votes cast in person or represented by proxy at the meeting. This means that a director nominee will be elected only if the votes cast “for” his or her election exceed the votes cast “against” his or her election. The Board of Directors has adopted a director resignation policy whereby any director who fails to receive the required majority vote in an uncontested election is required to promptly tender his or her resignation to the Board for its consideration. The Ethics, Nominating and Corporate Governance Committee will then recommend to the full Board, and the Board will decide, whether to accept or reject the resignation offer or take other action. The Board of Directors will act on the recommendation of the Ethics, Nominating and Corporate Governance Committee within 90 days following certification of the election results. If you vote to “abstain” with respect to the election of one or more director nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting.
The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal is required for approval of each of Proposals 2 and 3.
How will abstentions and broker non-votes be treated?
Abstentions and broker non-votes will not be counted as votes for or against any proposal, and will not be included in calculating the number of votes necessary for approval of the proposal. In all cases, abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.
Proxy Statement and Notice of 2016 Annual Meeting v

Information About the Meeting
How will proxies be solicited?
The costs of soliciting proxies from our shareholders will be borne by the Company. We will solicit proxies on behalf of the Board of Directors by mail, telephone, facsimile, or other electronic means or in person. Certain of our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies. We will supply copies of the proxy solicitation materials to brokerage firms, banks, and other nominees for the purpose of soliciting proxies from the beneficial owners of the shares of common stock held of record by such nominees. We will request that such brokerage firms, banks, and other nominees forward the proxy solicitation materials to the beneficial owners and reimburse them for their reasonable expenses. In addition, we anticipate using MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 as a solicitor at an initial anticipated cost of $7,500.
How can I obtain additional copies of the proxy materials?
If you wish to request extra copies of our Form 10-K, Annual Report or Proxy Statement free of charge, please send your request to Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, or visit our website at www.medicalpropertiestrust.com.
How does the Board of Directors recommend that I vote on the proposals?
FOR the election of the seven nominees to the Board of Directors;
FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016; and
FOR approval of the compensation of our executive officers as disclosed in this Proxy Statement.
vi Medical Properties Trust

Table of Contents
01 Proposal 1: Election of Directors
02 Director Nominees
06 Governance Information Regarding Our Board of Directors
11 Proposal 2: Ratification of Independent Registered Public Accounting Firm
12 Independent Auditor
13 Audit Committee Report
14 Proposal 3: Advisory Vote to Approve Executive Compensation
15 Compensation Discussion and Analysis
28 Executive Compensation
28 Other Aspects of Our Executive Compensation Program
30 Compensation Committee Report
31 Compensation of Executive Officers
33 Summary Compensation Table
34 Grants of Plan-Based Awards
35 Outstanding Equity Awards as of December 31, 2015
36 Option Exercises and Stock Vested
36 Potential Payments Upon Termination or Change in Control
37 Compensation of Directors
39 Share Ownership of Certain Beneficial
40 Section 16(a) Beneficial Ownership Reporting Compliance
41 Certain Relationships and Related Person Transactions
42 Additional Information
Proxy Statement and Notice of 2016 Annual Meeting vii

Proposal 1: Election of Directors
Our Bylaws provide for the election of directors at each annual meeting of shareholders. The Board of Directors, at the recommendation of the Ethics, Nominating and Corporate Governance Committee, proposes that the seven nominees listed below, all of whom are currently serving on our Board, be elected to serve as directors until the 2017 annual meeting of shareholders or until his or her successor is duly elected and qualified. The Board of Directors does not know of any reason why any nominee would not be able to serve as a director. However, if any nominee were to become unable to serve as a director, the Board of Directors may designate a substitute nominee, in which case the persons named as proxies will vote for such substitute nominee. Alternatively, the Board of Directors may reduce the number of directors to be elected at the Annual Meeting.
Board of Directors’ Recommendation
The Board of Directors recommends that you vote
FOR each of the seven nominees listed below for director.
1 Medical Properties Trust

Proposal 1: Election Of Directors
Director Nominees
Edward K. Aldag, Jr.
Age 52
Mr. Aldag is our founder and has served as our Chief Executive Officer and President since August 2003 and as Chairman of our Board of Directors since March 2004.
The Board believes that Mr. Aldag’s position as the founder of our Company and his extensive experience in the healthcare and REIT industries make him highly qualified to serve as Chairman of our Board of Directors.
Mr. Aldag served as Vice Chairman of our Board of Directors from August 2003 until March 2004 and as our Secretary from August 2003 until March 2005. Prior to that, Mr. Aldag served as an executive officer and director with our predecessor from its inception in August 2002 until August 2003. From 1986 to 2001, Mr. Aldag managed two private real estate companies, Guilford Capital Corporation and Guilford Medical Properties, Inc. Mr. Aldag served as President and as member of the board of directors of Guilford Medical Properties, Inc. Mr. Aldag was the President of Guilford Capital Corporation from 1998 to 2001, served as Executive Vice President and Chief Operating Officer from 1990 to 1998, and was a member of the board of directors from 1990 to 2001. Mr. Aldag received his B.S. in Commerce & Business from the University of Alabama with a major in corporate finance.
G. Steven Dawson
Age 58
Mr. Dawson has served as a member of our Board of Directors and as Chairman of our Audit Committee since April 2004.
The Board believes that Mr. Dawson’s substantial experience as a board member and committee chairman at other public REITs, along with his strong skills in corporate finance, strategic planning, and public company oversight, make him a valued advisor and highly qualified to serve as a member of our Board of Directors and as Chairman of our Audit Committee.
Since 2003, Mr. Dawson has primarily been a private investor serving on the boards of numerous public and private REITs. Currently, he is a founding partner and management committee member for a private U.S./Canadian fund that owns and manages industrial distribution assets in the U.S. Previously, he served as President, Chief Executive Officer and Trustee of a privately held U.S./Canadian firm that owned and operated manufactured housing assets located in the U.S. From July 1990 to September 2003, he served as Chief Financial Officer and Senior Vice President-Finance of Camden Property Trust (and its predecessors) (NYSE:CPT), a REIT specializing in apartment communities based in Houston, Texas. Mr. Dawson serves on the board of directors and as the nominating and corporate governance committee chairman as well as a member of the audit and compensation committees for Institutional Financial Markets, Inc. (AMEX:IFMI), an investment firm specializing in credit-related fixed income investments. Mr. Dawson also serves on the board of directors and as audit committee chairman of American Campus Communities (NYSE:ACC), a developer, owner and manager of student housing communities. Mr. Dawson holds a degree in business from Texas A&M University and is a member of the Real Estate Roundtable at the Mays Graduate School of Business at Texas A&M University.
Proxy Statement and Notice of 2016 Annual Meeting 2

Proposal 1: Election Of Directors
R. Steven Hamner
Age 59
Mr. Hamner is one of our founders and has served as our Executive Vice President and Chief Financial Officer since September 2003 and as a member of our Board of Directors since February 2005.
The Board believes that Mr. Hamner’s position as a co-founder of our Company and his extensive experience in the real estate and healthcare industries and in the corporate finance sector make him highly qualified to serve as a member of our Board of Directors.
In August and September 2003, Mr. Hamner served as our Executive Vice President and Chief Accounting Officer. From October 2001 through March 2004, he was the Managing Director of Transaction Analysis LLC, a company that provided interim and project-oriented accounting and consulting services to commercial real estate owners and their advisors. From June 1998 to September 2001, he was Vice President and Chief Financial Officer of United Investors Realty Trust, a publicly traded REIT. For the ten years prior to becoming an officer of United Investors Realty Trust, he was employed by the accounting and consulting firm Ernst & Young LLP and its predecessors. Mr. Hamner received a B.S. in Accounting from Louisiana State University.
Robert E. Holmes, Ph.D.
Age 74
Dr. Holmes has served as a member of our Board of Directors since April 2004.
The Board believes that Dr. Holmes’ position as a well-respected leader in the business community and his deep understanding of the corporate and economic challenges faced by public companies today make him a valued advisor and highly qualified to serve as a member of our Board of Directors and as Chairman of our Ethics, Nominating and Corporate Governance Committee.
Dr. Holmes, our Lead Independent Director, retired in 2009 as Professor of Management, Dean, and Wachovia Chair of Business Administration at the University of Alabama at Birmingham School of Business, positions he held since 1999. From 1995 to 1999, he was Dean of the Olin Graduate School of Business at Babson College in Wellesley, Massachusetts. Prior to that, he was Dean of the James Madison University College of Business in Harrisonburg, Virginia, for 12 years. He is the co-author of four management textbooks, numerous articles, papers, and cases, and has served as a board member or consultant to a variety of business firms and non-profit organizations. He is past president of the Southern Business Administration Association, is actively engaged in AACSB International — the Association to Advance Collegiate Schools of Business, and served on the boards of the Entrepreneurial Center, Tech Birmingham, the Alabama Council on Economic Education, and other organizations. Dr. Holmes received a bachelor’s degree from the University of Texas at Austin, an MBA from University of North Texas, and a Ph.D. with an emphasis on management strategy from the University of Arkansas.
3 Medical Properties Trust

Proposal 1: Election Of Directors
MPT
Sherry A. Kellett
Age 71
Ms. Kellett has served as a member of our Board of Directors since February 2007.
The Board believes that Ms. Kellett’s experience as a board member and audit committee member at other public companies, along with her extensive experience in corporate finance and the financial sector generally, make her a valued advisor and highly qualified to serve as a member of our Board of Directors.
Ms. Kellett is a certified public accountant and served as Senior Executive Vice President and Corporate Controller of BB&T Corporation (NYSE:BBT), a financial holding company, from 1995 until her retirement in August 2003. Ms. Kellett served as Corporate Controller of Southern National Corporation, a bank holding company, from 1991 until 1995, when it merged with BB&T Corporation. Ms. Kellett previously held several positions at Arthur Andersen & Co. She is currently a member of the board of directors and chair of the audit committee of Highwoods Properties, Inc., a self-administered REIT based in Raleigh, North Carolina (NYSE:HIW). Ms. Kellett also serves on the board of directors, as chair of the audit committee and on the compensation committee and the compliance committee of MidCountry Financial Corp., a privately held financial institution based in Macon, Georgia. Ms. Kellett has also served on the boards of the North Carolina School of the Arts Foundation, Piedmont Kiwanis Club, Senior Services, Inc., The Winston-Salem Foundation, the Piedmont Club, and the North Carolina Center for Character Education, and she is a member of the North Carolina Zoological Park Council, a gubernatorial appointment.
William G. McKenzie (Gil)
Age 57
Mr. McKenzie is one of our founders and has served as a director since our formation.
The Board believes that Mr. McKenzie’s position as a co-founder of our Company and his extensive experience in the healthcare industry make him a valued advisor and highly qualified to serve as a member of our Board of Directors.
From September 2003 to January 2012, Mr. McKenzie served as the Vice Chairman of our Board of Directors, and he served as the Executive Chairman of our Board of Directors in August and September 2003. From May 2003 to August 2003, he was an executive officer and director of our predecessor. From 1998 to the present, Mr. McKenzie has served as President, Chief Executive Officer, and Chairman of the Board of Gilliard Health Services, Inc., a privately held owner and operator of acute care hospitals that Mr. McKenzie currently owns and co-founded in 1981. From 1996 to 1998, he was Executive Vice President and Chief Operating Officer of the Mississippi Hospital Association’s for-profit subsidiary, Diversified Services, Inc. (DSI). During his brief tenure at DSI, Mr. McKenzie founded and managed The Health Insurance Exchange, a mutual company, health insurance company and HMO. From 1994 to 1996, Mr. McKenzie was Senior Vice President of Managed Care and Executive Vice President of Physician Solutions, Inc., a physician practice management subsidiary he founded for Vaughan HealthCare, a 501(c)(3) healthcare company in Alabama. From 1981 to 1994, Mr. McKenzie was Hospital Administrator and Chief Financial Officer and held other management positions with Gilliard Health Services, Inc. Mr. McKenzie received a Master of Science in Health Administration from the University of Colorado and a B.S. in Business Administration from Troy University. He has served in numerous leadership capacities with the Alabama Hospital Association and local civic organizations, including eight years of service on the Board of Directors for the Montgomery Academy.
Proxy Statement and Notice of 2016 Annual Meeting 4

D. Paul Sparks, Jr.
Age 53
Mr. Sparks has served as a member of our Board of Directors since September 2014.
The Board believes that Mr. Sparks’ substantial experience in executive positions and his ability to guide companies through periods of growth and development make him a valued advisor and qualified to serve as Chairman of the Compensation Committee and as a member of our Board of Directors.
Mr. Sparks retired in January 2016 after a 32-year career in the energy industry. He was Senior Vice President Resource Development for Energen Resources Corporation (NYSE: EGN) and served in various capacities with Energen since 1989, including Senior Vice President of Operations from 2006 until 2012. Mr. Sparks worked with Amoco Corporation, a global chemical and oil company, in Texas and Louisiana prior to joining Energen. During the last 27 years, Mr. Sparks helped Energen grow from a small regulated utility to a top 20 U.S. independent oil and gas exploration and production company. His personnel responsibilities grew during the same period from managing 40 to over 350 people while Senior Vice President of Operations. In his pre-retirement role, he was responsible for the forward-looking strategy and implementation of valuing and developing the assets of Energen Resources Corporation. Mr. Sparks is active in a number of organizations: he is the current chairman of the New Mexico Oil and Gas Association, past advisor to the Gas Research Institute, a board member of the Independent Petroleum Association of America and past officer of the Society of Petroleum Engineers. He has authored a number of peer-reviewed publications and holds a patent in oil and gas technology. Mr. Sparks is a member of the Sunrise Rotary and the Downtown Exchange Club and past chairman of Mountain Brook Athletics. He is a 1984 graduate of Mississippi State University with a degree in Petroleum Engineering. He is also a Bagley College of Engineering Distinguished Fellow.
5 Medical Properties Trust

Proposal 1: Election of Directors
Governance Information Regarding Our Board of Directors
Annual Election of Directors
Our Board members stand for election each year. They serve until the next annual meeting or until their respective successors are elected and qualified, subject to their prior death, resignation, retirement, disqualification, or removal from office. We do not have a classified board and our charter bars us, absent the approval of our shareholders, from adopting the Maryland Unsolicited Takeover Act, which, among other things, permits the board of directors of a Maryland corporation to classify itself without a shareholder vote.
Independent Directors
The New York Stock Exchange (the “NYSE”) listing standards require that a majority of our directors qualify as independent as defined by the NYSE. The NYSE listing standards also require that we affirmatively determine that each director deemed independent by the NYSE’s definition has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). The Board of Directors has determined that five directors — G. Steven Dawson, Robert E. Holmes, Ph.D., Sherry A. Kellett, William G. McKenzie, and D. Paul Sparks, Jr. — have no relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of our Board, and that they otherwise qualify as “independent” under the NYSE’s listing standards.
Independent Board Leadership
Three of Medical Properties Trust’s four founders still serve as members of the Board of Directors. Studies regularly show that founder-led companies outperform their peers.[i] We are therefore fortunate not to have to rely exclusively on governance mechanisms to ensure that our Board exercises robust, effective, and independent leadership.
We preserve the benefits that founder-led companies enjoy by maintaining our founder, Mr. Aldag, as Chairman and Chief Executive officer. That dynamic is of particular importance in a founder-led company like ours, though we regularly review this structure and its alternatives.
We supplement our Board’s independence with a Lead Independent Director, to whom the Board has given substantial powers and authorities. Our Lead Director presides at all meetings of the Board at which the Chairman is not present and at all executive sessions of the independent directors. He serves as principal liaison between the Chairman and the independent directors, advising the Chairman on the quality, quantity and timeliness of the information presented to the Board. He advises the Chairman on the agendas for Board meetings and calls meetings of the independent directors if deemed necessary or appropriate. The Board can also, at its discretion, add to the Lead Director’s responsibilities.
We believe there are risks in relying exclusively on independent board chairs or lead directors for board independence. We therefore value — and have — strong independent committee chairs on our Board. We also believe that our founder-led culture enables robust and honest interactions from all of our Board members, each of whom brings important and diverse skill sets to their jobs. Finally, the Board completes an annual board evaluation that is discussed by the Ethics, Nominating and Corporate Governance Committee and presented to the full Board.
[i]See, Chris Zook, “Founder-Led Companies Outperform the Rest—Here’s Why” in Harvard Business Review, March 24, 2016.
Proxy Statement and Notice of 2016 Annual Meeting 6

Proposal 1: Election of Directors
Risk Oversight
Our Board of Directors plays a central role in overseeing and evaluating risk. While it is management’s responsibility to identify and manage our exposure to risk on a day-to-day basis, the Board routinely discusses these risks with management and actively oversees our risk-management procedures and protocols. The Board regularly receives reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. In addition, each of the Audit Committee, the Compensation Committee and the Ethics, Nominating and Corporate Governance Committee each exercises oversight and provides guidance relating to the particular risks within the purview of each committee, as well as making periodic reports to the full Board. Our Board of Directors also oversees risk by means of the required approval by our Board of significant transactions and other decisions, including material acquisitions or dispositions of property, material capital markets transactions, significant capital expenditures and important employment-related decisions.
Board Committees and Meetings
Our Board of Directors and our Board’s four standing committees hold regular meetings. In 2015, the Board of Directors met five times; the Audit Committee met four times; the Ethics, Nominating and Corporate Governance Committee met two times; the Compensation Committee met five times; and the Investment Committee met at each of the Board of Directors. In 2015, all directors attended at least 75% of the total number of meetings of the Board and the committees on which he or she served.
The Board of Directors regularly meets in executive session without any non-independent directors present. Dr. Holmes has been designated as the Lead Independent Director and in that capacity presides at these executive sessions. Dr. Holmes may be contacted directly by shareholders at rholmes@medicalpropertiestrust.com. The directors of the Company are encouraged to attend our annual meeting of shareholders absent cause. All directors of the Company holding their position at the time of the meeting attended our 2015 annual meeting of shareholders.
Committees of the Board of Directors
The Board of Directors delegates certain of its functions to its standing committees.
The Audit Committee
G. Steven Dawson Chairman
Sherry A. Kellett
D. Paul Sparks, Jr.
The Board of Directors has determined that each member of the Audit Committee is financially literate and satisfies the additional NYSE independence requirements for audit committee members, and that each member of the Audit Committee qualifies as an “audit committee financial expert” under current Securities and Exchange Commission (“SEC”) regulations. The Board of Directors has also determined that service by Ms. Kellett and Mr. Dawson on other public companies’ audit committees has not impaired their abilities to effectively serve on our Audit Committee.
The Audit Committee oversees (i) our accounting and financial reporting processes, (ii) the integrity and audits of our financial statements, (iii) our compliance with legal and regulatory requirements, (iv) the qualifications and independence of our independent auditors, and (v) the performance of our internal and independent auditors. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is posted on our website at www.medicalpropertiestrust.com. The information on our website is not part of this Proxy Statement. The report of the Audit Committee appears on page 13 of this Proxy Statement.
7 Medical Properties Trust

Proposal 1: Election of Directors
The Compensation Committee
D. Paul Sparks, Jr. Chairman
In 2015, L. Glenn Orr, Jr. served as Chairman of the Compensation Committee. Mr. Orr retired on April 3, 2016, and was replaced by Mr. Sparks. Pursuant to the NYSE listing standards, in determining the independence of the directors serving on the Compensation Committee, our Board of Directors considered all factors specifically relevant to determining whether a director has a relationship to us which is material to that director’s ability to be independent from our management in connection with the duties of a Compensation Committee member, including, but not limited to, such director’s source of compensation and whether such director is affiliated with us, one of our subsidiaries, or an affiliate of one of our subsidiaries.
Dr. Robert E. Holmes Sherry A. Kellett
The principal functions of the Compensation Committee are to evaluate the performance of our executive officers, review and approve the compensation for our executive officers, and review, administer and make recommendations to the full Board of Directors regarding our incentive compensation plans and equity-based plans. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and establishes the Chief Executive Officer’s compensation levels. The Compensation Committee makes all compensation decisions with respect to the Chief Executive Officer and all other executive officers. The Chief Executive Officer is frequently asked to provide the Compensation Committee with the information it needs to perform these functions as well as to provide input and insights regarding each executive officer’s performance. The specific functions and responsibilities of the Compensation Committee are set forth in more detail in the Compensation Committee’s Charter, a copy of which is posted on our website at www.medicalpropertiestrust.com. The report of the Compensation Committee appears on page 30 of this Proxy Statement.
In 2015, the Compensation Committee continued its engagement of FTI Consulting, Inc., or FTI Consulting, a nationally recognized compensation consultant specializing in the real estate industry. FTI Consulting assisted the Compensation Committee in determining the amount and form of executive compensation. The Compensation Committee also considered information presented by FTI Consulting when reviewing the appropriate types and levels for the Company’s non-employee director compensation program. Information concerning the nature and scope of FTI Consulting’s assignments and related disclosure is included in “Compensation Discussion and Analysis” beginning on page 15 of this Proxy Statement. The Compensation Committee has assessed the independence of FTI Consulting, as required under the NYSE listing rules. The Compensation Committee has also considered and assessed all relevant factors, including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that could give rise to a potential conflict of interest. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by FTI Consulting. To bring additional perspective to our continually evolving and improving compensation plans, in 2016 the Compensation Committee retained Semler Brossy Consulting Group LLC (“Semler Brossy”), a nationally known compensation consulting firm as its new independent advisor.
Proxy Statement and Notice of 2016 Annual Meeting 8

Proposal 1: Election of Directors
The Ethics, Nominating and Corporate Governance Committee
Dr. Robert E. Holmes
Chairman
The Ethics, Nominating and Corporate Governance Committee is responsible for, among other things, recommending the nomination of qualified individuals to become directors to the full Board of Directors; recommending the composition of the Board’s committees to the full Board of Directors; periodically reviewing the performance and effectiveness of the Board of Directors as a body; and periodically reviewing our corporate governance guidelines and policies. In 2015, Ms. Kellett served as a member of this committee. The specific functions and duties of the Committee are set forth in its charter, a copy of which is posted on our website at www.medicalpropertiestrust.com.
William G. McKenzie
D. Paul Sparks, Jr.
The Ethics, Nominating and Corporate Governance Committee will consider all potential candidates for nomination for election as directors who are recommended by the Company’s shareholders, directors, officers, or employees. All director recommendations must be made during the time periods provided and must provide the information required by Article II, Section 2.03 of the Company’s Second Amended and Restated Bylaws. All director recommendations should be sent to the Ethics, Nominating and Corporate Governance Committee, c/o Secretary, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. The Committee will screen all potential director candidates in the same manner, regardless of the source of their recommendation. The Committee’s review will typically be based on the written materials provided with respect to a potential director candidate. The Committee will evaluate and determine whether a potential candidate meets the Company’s minimum qualifications and requirements, whether the candidate has the specific qualities and skills for directors, and whether requesting additional information or an interview is appropriate. While the Committee considers different perspectives and skill sets when evaluating potential director candidates, the Committee has not established a formal policy regarding diversity in identifying candidates. The Committee nevertheless regularly reviews the composition of the Board as part of the annual self-evaluation process and seeks nominees who, taken as a whole, possess the experience and skills necessary for the effective functioning of the Board.
The Board of Directors has adopted the following minimum qualifications and specific qualities and skills for the Company’s directors, which will serve as the basis upon which potential director candidates are evaluated by the Ethics, Nominating and Corporate Governance Committee: (i) directors should possess the highest personal and professional ethics, integrity, and values; (ii) directors should have, or demonstrate an ability and willingness to acquire in short order, a clear understanding of the fundamental aspects of the Company’s business; (iii) directors should be committed to representing the long-term interests of our shareholders; (iv) directors should be willing to devote sufficient time to carry out their duties and responsibilities effectively and should be committed to serving on the Board of Directors for an extended period of time; and (v) directors should not serve on more than three boards of public companies in addition to our Board of Directors. The Ethics, Nominating and Corporate Governance Committee also takes into consideration the diversity of its Board, including breadth of experience and the ability to bring new and different perspectives to the Board.
The Ethics, Nominating and Corporate Governance Committee recommended the nomination of all seven of the incumbent directors for re-election to the Board of Directors. The entire Board of Directors approved such recommendation.
9
Medical Properties Trust

Proposal 1: Election of Directors
MPT
The Investment Committee
Prior to 2016, the Investment Committee was comprised of all of our current directors.
Edward K. Aldag, Jr.
Chairman
The Investment Committee has the authority to, among other things, consider and take action with respect to all acquisitions, dispositions, developments, and leasing of healthcare facilities in which our aggregate investment will fall between $10 million and $50 million.
G. Steven Dawson
R. Steven Hamner
William G. McKenzie
Governance, Ethics, and Stockholder Communications
Corporate Governance Guidelines. In furtherance of its goal of providing effective governance of the Company’s business and affairs for the long-term benefit of its shareholders, the Board of Directors has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are posted on our website at www.medicalpropertiestrust.com.
Code of Ethics and Business Conduct. The Company has adopted a Code of Ethics and Business Conduct, as approved by the Board of Directors, which applies to all directors, officers, employees, and agents of the Company and its subsidiaries. The Code of Ethics and Business Conduct is posted on our website at www.medicalpropertiestrust.com.
Stockholder and Interested Party Communications with the Board. Stockholders and all interested parties may communicate with the Board of Directors or any individual director regarding any matter that is within the responsibilities of the Board of Directors. Stockholders and interested parties should send their communications to the Board of Directors, or an individual director, c/o Secretary, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. The Secretary will review the correspondence and forward any communication to the Board of Directors, or the individual director, if the Secretary determines that the communication deals with the functions of the Board of Directors or requires the attention of the Board of Directors or the individual director. The Secretary will maintain a log of all communications received from shareholders.
We will provide, free of charge, hard copies of our Annual Report to Stockholders, our Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Also available, free of charge, are hard copies of our Corporate Governance Guidelines, the charters of our Ethics, Nominating and Corporate Governance Committee, our Audit Committee, and our Compensation Committee, and our Code of Ethics and Business Conduct. All of these documents are also available on our website at www.medicalpropertiestrust.com.
Proxy Statement and Notice of 2016 Annual Meeting 10

Proposal 2:
Ratification of Independent Registered Public Accounting Firm
The Audit Committee of our Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit our financial statements for the year ending December 31, 2016. PricewaterhouseCoopers LLP served as our independent registered public accounting firm during the year that ended December 31, 2015.
Board of Directors’ Recommendation
The Board of Directors recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016.
11
Medical Properties Trust

Proposal 2: Ratification of Independent Registered Public Accounting Firm
Independent Auditor
The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP (“PwC”) as the independent auditor to perform the audit of our consolidated financial statements for the year ending December 31, 2016. PwC, an independent registered public accounting firm, also performed the audit of our consolidated financial statements for 2015 and 2014. The Board of Directors has approved the appointment of PwC as the Company’s independent registered public accounting firm for 2016 based on the recommendation of the Audit Committee.
Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from our shareholders.
The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent auditor. In addition to retaining the independent auditor to audit our consolidated financial statements, the Audit Committee may retain the independent auditor to provide other auditing services. The Audit Committee understands the need for our independent auditor to maintain objectivity and independence in its audits of our financial statements.
To help ensure the independence of the independent auditor, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed by its independent auditor. Pursuant to this policy, all audit and non-audit services to be performed by the independent auditor must be approved in advance by the Audit Committee. The Audit Committee approved all audit and audit-related services provided to us by PwC during the 2015 and 2014 calendar years.
The table below sets forth the aggregate fees billed by PwC for audit and non-audit services:
Fees
2015
2014
Audit Fees
$965,827
$770,000
Audit-Related Fees
—
—
Tax Fees
386,774
325,402
All Other Fees
—
—
Total
$1,352,601
$1,095,402
In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements included in the annual report on Form 10-K, for the review of a company’s financial statements included in the quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice, and tax planning; and “all other fees” are fees for any services not included in the first three categories.
Proxy Statement and Notice of 2016 Annual Meeting 12

Proposal 2: Ratification of Independent Registered Public Accounting Firm
Audit Committee Report
The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is available on our website. The Board of Directors has determined that each committee member is independent within the meaning of the NYSE listing standards.
Management is responsible for the Company’s accounting and financial reporting processes, including its internal control over financial reporting, and for preparing the Company’s consolidated financial statements. PwC, the Company’s independent auditor, is responsible for performing an audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion as to whether the Company’s consolidated financial statements are fairly presented in all material respects in conformity with generally accepted accounting principles in the United States of America (“GAAP”). In this context, the responsibility of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and PwC the Company’s audited consolidated financial statements as of and for the year ended December 31, 2015. Management and PwC represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the year ended December 31, 2015, were prepared in accordance with GAAP. The Audit Committee also discussed with PwC the matters required to be discussed by the Statement of Auditing Standards No. 16, as amended (“AS No. 16”), as adopted by the PCAOB. AS No. 16 sets forth requirements pertaining to the independent auditor’s communications with the Audit Committee regarding the conduct of the audit.
The Audit Committee received the written disclosures and the letter from PwC required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (“Rule 3526”). Rule 3526 requires the independent auditor to provide written and oral communications prior to accepting an initial engagement conducted pursuant to the standards of the PCAOB and at least annually thereafter regarding all relationships between the auditor and the Company that, in the auditor’s professional judgment, may reasonably be thought to bear on independence, and to confirm that they are independent of the Company within the meaning of the securities acts administered by the SEC. The Audit Committee discussed with PwC any relationships that may impact their objectivity and independence and satisfied itself as to the firm’s independence.
The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and, as such, rely without independent verification on the information provided to them and on the representations made by management and PwC. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting processes or appropriate internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations. Furthermore, the reviews and discussions of the Audit Committee referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the Company’s audited consolidated financial statements are presented in accordance with GAAP, or that PwC is, in fact, independent.
Based on the Audit Committee’s review and the discussions described above, and subject to the limitations on its role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended December 31, 2015, be included in the Company’s 2015 Annual Report on Form 10-K for filing with the SEC.
The foregoing report is provided by the undersigned members of the Audit Committee of the Board of Directors.
G. Steven Dawson (Chairman) Sherry A. Kellett D. Paul Sparks, Jr.
13
Medical Properties Trust

Proposal 3:
Advisory Vote to Approve Executive Compensation
The Company asks that you indicate your support for our executive compensation policies and practices as described in the “Compensation Discussion and Analysis,” or CD&A, and the accompanying tables and related disclosures beginning on the next page of this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, is required pursuant to Section 14A of the Exchange Act. While the say-on-pay vote is advisory and therefore non-binding on the Board of Directors, it gives our shareholders the opportunity to express their views on our executive officers’ compensation. Our Compensation Committee members take seriously and act upon these views; please see the summary of these actions beginning on page 15. This vote is not intended to address any specific item of compensation but rather the overall compensation of our executive officers and the policies and practices described in this Proxy Statement. We conduct an annual, non-binding say-on-pay vote consistent with the recommendation of a majority of our shareholders expressed by vote at our 2011 Annual Meeting.
The Board of Directors will review the voting results of this advisory say-on-pay vote and take them into consideration when structuring future executive compensation arrangements. The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal will be required for approval.
As we describe in further detail in the CD&A, we believe that the experience, abilities and commitment of our executive officers are unique in the business of investing in hospital real estate, and are therefore critical to the long-term achievement of our investment goals. Accordingly, the primary objectives of our executive compensation program are to retain our key leaders, attract future leaders and align our executives’ long-term interest with the interests of our shareholders. The Board of Directors encourages you to carefully review the information regarding our executive compensation program contained in this Proxy Statement.
Board of Directors’ Recommendation
The Board of Directors recommends that you vote FOR the following resolution:
“Resolved, that the shareholders advise that they APPROVE the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related material.”
Proxy Statement and Notice of 2016 Annual Meeting 14

Compensation Discussion and Analysis
Executive Summary
We Are Listening
For the past three years we have made continuous improvements to our executive compensation plans and other important governance practices. Many of these have been direct results of our meetings and other conversations with our shareholders — in the two years since our 2014 annual shareholder meeting, we contacted shareholders holding 67% and 50% of our shares and met with 44% and 42%, respectively of those shareholders. Many of our meetings in 2015 and 2016 included all three of our Compensation Committee members and none of our executive officers. We have also made additional improvements in reaction to evolving norms and best practices in compensation and governance.
This CD&A describes how our compensation plan design resulted in significantly reduced compensation for our Named Executive Officers (NEOs) in 2015, a year in which our shareholders suffered negative total shareholder return; it describes the many changes we have made to our compensation and governance plans in recent years; and very importantly, reviews the many components of success that we have achieved to position your company for continued outperformance.
In 2015, our executive compensation rewards proved to be directly and substantially linked with our shareholders’ financial experience, with significantly reduced compensation matching our shareholder returns. We believe that when our shareholders consider this linkage, along with the continued other improvements in our compensation plan and the outstanding financial and operational successes we continue to create, they will vote FOR the advisory proposal regarding our executive compensation.
Our Pay for Performance Plan is Working
CEO Highlights Pay dropped 70% in 2015 . This reflects the tight alignment of our pay plans to shareholders’ returns (see page 19) No annual restricted stock awards for 2015 performance and eliminated the annual stock award plan in 2016 Reduced target total compensation opportunity for 2016 by approximately $2 million relative to 2015
77% of our CEO’s potential compensation in 2015 was tied directly to total shareholder return measures. Despite our record setting financial and operational performance in 2015, market and other conditions resulted in REITs in general and healthcare REITs (including us) in particular suffering negative shareholder returns for the year. As it has been designed over many years, this resulted in substantially lower compensation to our executives:
• CEO pay declined 70% in 2015.
• In addition, in response to shareholder feedback and our shareholder returns, the Compensation Committee used its discretion to award no annual restricted stock in 2016 for 2015 performance — this alone totaled a reduction in direct compensation for the CEO of $2.75 million as compared to 2014 direct compensation.
• We increased NEO base salaries in 2015 for the first time since 2012 to be in line with our peer group, but held them flat in 2016.
• 90% of each NEO’s annual cash bonus is tied to rigorous and objectively measured performance hurdles. Please see the table on page 22 for a description of the outstanding financial and operational performance during 2015.
15 Medical Properties Trust

Compensation Discussion and Analysis MPT
Compensation Improvements We Have Made in 2015 and 2016 in Response to Shareholder Feedback:
Reduced the maximum multiple of base salary that the CEO is eligible to earn as annual cash incentive from 3.5 times to 2.0 times.
Streamlined the number of objective annual cash incentive measures from four to three, and designed each to be objectively measureable. Preserved the rigor of the measures and improved the description of each measure’s rationale and benefit to shareholders.
Eliminated the two-year carry forward provisions on the annual performance-based restricted stock awards granted in 2015 for 2014 performance.
The Compensation Committee eliminated altogether the annual share grant component of our executive compensation program that provided annual grants of restricted stock that were perceived to be duplicative of the 3-year long-term incentive plan grants of restricted stock.
The annual restricted stock awards have historically been granted in early January as compensation for the immediately prior year performance. The Compensation Committee awarded our executives no such awards in 2016 for 2015 performance resulting in a $2.75 million reduction in year-over-year pay for our CEO when measured in the year earned rather than the year paid (which differs from the Summary Compensation Table presentation of executive pay).
Reduced the CEO’s target total compensation opportunity for 2016 by approximately $2 million relative to 2015 target total compensation through the restructuring of the long-term incentives going forward.
Similar reductions were made for the other NEOs.
Although we have discouraged our executives from pledging stock and our executives have not pledged any stock for at least the last five years, the Board of Directors has adopted a provision starting in 2016 that prohibits the pledging of our stock.
Our Board of Directors appointed a new Compensation Committee Chairman in April 2016.
In 2016, the Compensation Committee engaged a new independent compensation consultant to replace the former consultant who had served that role for more than five years.
Compensation Improvements We Made and Steps We Took Prior to 2015:
Established executive stock ownership guidelines, including a minimum of 6 times base salary for the CEO.
Committed to maintain provisions in the compensation program that preclude post-retirement benefits, significant perquisites and executive retirement plans.
Added a two year holding period for stock vesting as part of the Equity Incentive Plan.
Refined the peer group identification methodologies to result in peer companies closer in size and operating characteristics to those of the Company.
Reduced the discretionary portion of annual cash based incentive from 35% to 10%.
Implemented a clawback policy.
Increased the total shareholder return performance hurdle to 9.0% for earning of annual performance-based restricted stock awards.
Committed to avoidance of future employment agreements with multi-year evergreen, single trigger change in control and excise tax gross-up provisions.
There have been no such contracts since the three NEOs founded the Company in 2003.
Prohibited hedging activities by our NEOs.
Proxy Statement and Notice of 2016 Annual Meeting 16

Compensation Discussion and Analysis
2015 Financial and Operational Successes:
While 2015 was disappointing when measured solely by temporary market conditions impacting our (and almost all other REITs’) stock prices — and our executive officers suffered for that along with our shareholders, our executives continued to execute the long-term strategic initiatives that have been long established. We believe 2015 total shareholder return results were a timing difference and we fully expect that our shareholders will benefit from the resulting successes over the foreseeable future; some of these successes in 2015 include:
Record profits, cash flows and normalized funds from operations (FFO) in 2015.
18.9% year-over-year increase in normalized FFO per share.
51% growth in normalized FFO.
41% growth in revenue in 2015, from $313 million to $442 million.
5% increase in our annual cash dividend, now $0.88 a share.
Maintaining an investment grade debt rating from Standard & Poors.
Continued highly and immediately accretive asset growth of 51%, including completion of the highly attractive and accretive 32 hospitals, €700 million Median portfolio in Germany and the intensely competitive 7 hospital, $900 million Capella transaction among others.
Since year-end 2015 reduced revolver balances by approximately $500 million and executed further deleveraging transactions that are expected to further reduce total debt by approximately $600 million when closed during the second quarter of 2016.
Continued to improve tenant concentration metrics to the lowest in company history with no single facility representing more than 2% of total assets.
Improved the dividend payout ratio to the lowest in company history and among the best in the healthcare REIT sector at below 70%.
17 Medical Properties Trust

Compensation Discussion and Analysis MPT
2015 Chief Executive Officer Pay Mix — Total Direct Compensation
Pay mix is based on total direct compensation, which includes base salary, annual cash incentive, approved value of annual restricted stock awards (granted in 2016 based on 2015 performances which equaled $0) and the grant date fair value of the long-term restricted stock awards based upon the probable outcome of the performance-based vesting conditions as calculated by an independent appraiser.
LTIP Plan (34%)
Base Salary (23%)
Performance-Based Compensation (77%)
Annual Cash Incentive (43%)
Proxy Statement and Notice of 2016 Annual Meeting 18

Compensation Discussion and Analysis

Pay for Performance Alignment

- Summary Compensation Table amounts reflect the accounting value of compensation, but we believe that more important than accounting is the actual value earned in a given year for each executive.
- We have demonstrated a strong correlation between shareholder returns and executive compensation. Our executive's compensation is highly variable and dependent on both relative and absolute TSR.
- In 2015, our CEO was eligible to earn up to $4.73 million in performance-based equity, all of which was unearned based on the Company's 1-year and 3-year TSR performance.
- We believe this strong correlation between earned compensation and shareholder value is essential in promoting long-term growth while having shoulder-to-shoulder alignment with shareholders' interest.



$10
$8
$6
$4
$2
$-
Total Compensation ($ Millions)
80%
60%
40%
20%
0%
Three-Year Total Shareholder Return
$8.38M
$9.35M
$2.76M
39.8% 3YR TSR (2010-2013)
70.8% 3YR TSR (2011-2014)
16.8% 3YR TSR (2012-2015)
2013
2014
2015
Base Salary
Annual Cash Incentive
Annual Time-Based Stock Award
Annual Performance-Based Restricted Stock Award
LTIP Plan

Name and Position	Year	Salary ($)	Annual Cash Incentive ($)	Annual Time-Based Restricted Stock Award ($)	Annual Performance-Based Restricted Stock Award ($)	LTIP Plan ($)	Total Earned Compensation ($)
Edward K. Aldag, Jr. Chairman, Chief Executive Officer and President	2015	950,000	1,805,000	-	-	-	2,755,000
	2014	600,000	1,857,000	1,375,000	1,670,122	3,850,000	9,352,122
	2013	600,000	1,817,250	1,475,000	1,425,732	3,057,456	8,375,438
Steven Hamner Executive Vice President and Chief Financial Officer	2015	575,000	805,000	-	-	-	1,380,000
	2014	400,000	878,500	625,000	768,497	2,100,000	4,771,997
	2013	400,000	860,250	675,000	669,383	1,651,024	4,255,657
Emmett E. McLean Executive Vice President, Chief Operating Officer, Treasurer and Secretary	2015	525,000	735,000	-	-	-	1,260,000
	2014	395,000	867,519	440,000	532,804	1,750,000	3,985,323
	2013	395,000	849,497	475,000	446,250	1,406,433	3,572,180

Salary represents amounts earned and paid in the year; while annual cash incentive represents amounts earned for that year although paid in the following year.

Annual Time-Based Restricted Stock: Reflects the value approved by the Compensation Committee after reviewing the respective years performance and is granted in following fiscal year. For example, the 2014 Time-Based Restricted Stock value reflects the value the Compensation Committee approved in December 2014 after reviewing annual performance and granted in January 2015.

Annual Performance-Based Restricted Stock: Reflects the value of the stock earned for the Company's 1-year TSR performance at the stock price on the date it was earned. 2015 value reflects $0 as no performance stock was earned.

3-Year Long-Term Incentive Performance Plan: Reflects the value earned based on the 3-year TSR performance period ended at the end of the fiscal year. For example, 2014 amount includes the actual value earned under the 2012 LTIP Plan at the stock price on the date it was earned. 2015 value excludes all stock under the 2013 LTIP Plan as all stock was forfeited based on performance over the three-year performance period.

19 Medical Properties Trust

Compensation Discussion and Analysis MPT
Compensation Philosophy, Design and Process
Virtually every company says it uses pay to drive and reward performance. We do as well. But doing this for a public company in a broad, ever-changing sector whose shares are held by individuals and institutions with diverse time horizons and risk tolerances, requires us to balance many considerations.
We place significant value on tying compensation to shareholders’ long-term returns. However, because we can neither wait for the long-term to arrive before compensating our people, nor incentivize a swing-for-the-fences strategy, we value stable base salaries that also play recruiting and retention roles.
We value the clarity of formulas that tie compensation to shareholder returns in the long term. However, because shareholder returns are affected by factors beyond management’s control, we also use pay elements tied to individual and business achievements. Through 2015, our annual cash and equity-based bonuses helped play this role. Starting in 2016, with the elimination of our annual equity plan, we will rely soley on our annual cash plan to play this role.
We understand that our shareholders value the simplicity of a single form of equity-based pay. So, starting in 2016, with the elimination of our annual equity plan, we will rely solely on our long-term equity plan to align our executives’ interests with those of our shareholders.
Finally, we balance an interest in compensating success only after a project is completed or a strategy is implemented with a need to deter over-focusing on shorter-term projects and strategies with shorter-term payouts.
We implement this philosophy and these considerations with pay objectives that:
Combine a mixture of short, medium, and long-term plans; some market-focused, some individually focused; some cash-based, some equity-based; to capture all the variables described above.
Put 77% of NEOs’ total annual compensation in 2015 at-risk via stock price, corporate, or individual performance measurements.
Use performance metrics to determine 90% of annual cash incentive awards. In 2015, the Compensation Committee awarded only one-half of the remaining 10%.
Encourage our executives and directors to acquire and maintain significant equity ownership in our Company.
Our CEO must acquire and hold Company equity valued at six-times base salary or more, our other NEOs (our CFO and COO) must hold four or more times base salary, and our non-employee directors must hold at least three-times their annual retainer. Our NEOs greatly exceed these requirements.
Prohibit actions that would de-link compensation from our philosophy and goals:
Our claw back policy avoids rewarding bad conduct.
We do not issue or reprice options.
We do not provide perquisites except for standard car, financial planning and insurance benefits.
We have robust anti-hedging and pledging policies.
We use rigorous, relevant, disclosed measurement goals that incentivize above-median performance without creating unacceptable risk.
Rely on the expertise of independent outside compensation consultants.
Task and empower our Compensation Committee to:
Review and approve corporate goals and objectives relative to the compensation of the executive officers, evaluate the performance of the executive officers, and determine and approve appropriate compensation levels based on these objectives;
Review and approve, on an annual basis, the corporate incentive goals and metrics relevant to the cash bonus pay and performance-based equity awards;
Evaluate the competitiveness of each executive’s compensation package in relation to other possible compensation offers the executive may receive;
Approve changes to executives’ total compensation package including base salary, cash bonus payout amounts and long-term equity incentive awards.
Proxy Statement and Notice of 2016 Annual Meeting 20

Compensation Discussion and Analysis
Elements of Pay
Base Pay
Historically the Compensation Committee reviews salaries triennially. Consistent with this, we increased NEO base salaries in 2012 and then not again until 2015. Base salaries were increased in 2015 to be more in line with our peer group. None of our NEOs received a base salary increase in 2016. Base salary on average does not account for more than 20% of NEO total target compensation.
Our approach to base pay is to provide a fixed amount to promote recruitment and retention, reflect individual experience, performance, internal pay equity and peer-group comparisons.
Annual Cash Bonus Plan
In 2015, all executive officers were eligible for an annual incentive cash bonus subject to achieving specified performance goals.
We used the annual cash bonus plan to incentivize achievement of our annual strategic financial goals. Ninety percent of these goals’ performance criteria are linked to objective performance hurdles. The remaining 10% is linked to NEO’s individual performance.
In 2015, we reduced the number of payout levels of the annual cash bonus from four to three, and from six in 2013: each annual cash bonus is now based on Threshold, Target and Maximum percentages of base salary. In addition, in 2015, we adjusted the base salaries and maximum bonus NEOs may receive under this plan to be more in line with our peer group which resulted in a reduction in our CEO’s maximum bonus percentage to 200% from 350%.
21 Medical Properties Trust

Compensation Discussion and Analysis

We spend considerable time designing the NEOs' annual cash bonuses to align payment with the achievement of key Company strategic financial goals important to sustainable shareholder returns:

Performance Metric	Weighting	Threshold	Target	Maximum	2015 Results
Normalized FFO Per Share Growth Encourages focus on profitability as measured by the most frequently used assessed REIT earnings measure; to mitigate against the risk of non-profitable or other low quality growth.	36%	8%	10%	15%	**18.9%** Beat maximum target by 90%

We increased our assets by $800 million, or 28% in 2014, an extraordinary achievement that we thought unlikely again in 2015. Accordingly, when establishing a Target for 2015 normalized FFO per share increase, we believed 10% would be an aggressive target and would require, all other things equal, a difficult goal of approximately $600 million of average acquisitions - in other words, the $600 million would result in about a 10% normalized FFO per share increase only if such acquisitions were made very early in 2015. Primarily because we successfully competed for the $900 million Capella transaction that closed in late August, we exceeded the Target and achieved Maximum. It should be noted that the Capella opportunity was not even in our pipeline (we were not aware of it) until after our cash bonus metrics were established.

Performance Metric	Weighting	Threshold	Target	Maximum	2015 Results
Exposure by Tenant Ensures focus on reducing the risk that long- and short-term results are overly dependent on any single tenant; also incentivizes management to continue to develop the hospital sale/leaseback market and identify additional acquisition opportunities.	18%	25%	24%	23%	**17.6%** Beat maximum target by 27%

Based on our assets at year-end 2014 and signed but not closed acquisitions, our expected Exposure to One Tenant metric was 27%. In addition, we expected to add additional investments to this tenant relationship in 2015 (and we did). Accordingly, we established a high Target level of 24%, which required us to add at least $400 million of acquisitions not related to our largest tenant. Because we successfully identified Capella as a potential completely new relationship and we won a very competitive competition for Capella's acquisition, we were able to reduce our Exposure to One Tenant to only 17.6%. To achieve this level of success, we would have had to establish a goal of adding nearly $2.0 billion of accretive assets in 2015.

Performance Metric	Weighting	Threshold	Target	Maximum	2015 Results
Additional Acquisitions Motivates management to execute on our long-term strategic growth plan; for management to be rewarded for this target, the acquisitions must be profitable and accretive on a per share basis in order to also meet the FFO Growth and AFFO Payout Targets	36%	$400 Million	$600 Million	$800 Million	**$1.6B** Beat maximum target by 100%

In 2014 we had grown our assets by 28%, and extremely challenging process that we believed was highly unlikely to repeat. Based on our pipeline of known opportunities in early 2015, and the difficulty we knew existed in achieving any level of double digit asset growth, we established a growth Target of 16%, equivalent to about $600 million in new assets in 2015. Once again, the unexpected and unknowable (in early 2015) Capella opportunity, which we successfully closed in the face of intense competition from other investors, drove our asset acquisitions to $1.6 billion, increasing our assets by a phenomenal 43%, even after the prior year's growth of 28%.

Performance Metric	Weighting	Threshold	Target	Maximum	2015 Results
Qualitative Performance Review Represents indicators of the executive's success in fulfilling his or her responsibilities to the Company and in executing its strategic business plan.	10%	N/A	N/A	N/A	**N/A**

Even though our executives led our company to outstanding levels of outperformance of financial and operational goals, the Committee members recommended, and our executives agreed, to reduce the Discretionary component to zero in light of our shareholders' negative total return.

	2014 Bonus	2015 Bonus	% Change
Edward K. Aldag, Jr.	$1,857,000	$1,805,000	**-3%**
R. Steven Hamner	$878,500	$805,000	**-8%**
Emmett E. McLean	$867,519	$735,000	**-15%**

Proxy Statement and Notice of 2016 Annual Meeting 22

Compensation Discussion and Analysis
Results of Our 2015 Annual Cash-Bonus Plan
In 2015, our growth in revenue (79th percentile), normalized FFO/share (92nd percentile) and annual dividends declared (67th percentile) have all been well above median on both an annual and cumulative basis as compared to the constituents of the SNL US REIT Healthcare Index.[1]
In addition, our management achieved another important goal: a reduction in our exposure to our largest tenant, from 19% in 2014 to 17.6% in 2015, which, on a 3-year basis adds up to a 22% decrease in exposure to a single tenant. Moreover, we achieved this important goal even though two of our tenants merged in 2015, temporarily driving our exposure to almost 27% before we reduced it to 17.6%.
These achievements, and the others noted on the summary page of this CD&A warranted our paying out slightly less than the maximum award: approximately 95% of maximum.
Growth in Revenue
79th Percentile
Growth in Normalized FFO/share
92nd Percentile
Annual Equity Awards
In 2015 and prior years the Company had an annual equity award plan, in which the Compensation Committee would make annual grants of time-based and performance-based restricted stock with the amount of stock awarded based on a discretionary evaluation of prior year performance. As a result, the awards made in early 2015 were made based on an evaluation of 2014 performance, as discussed in last year’s CD&A. As required under SEC disclosure requirements, those grants are disclosed in this year’s Summary Compensation Table although they are intended to reflect 2014 performance.
Based on shareholder feedback, the Compensation Committee decided to discontinue the Annual Equity Award program and determined only to award long-term performance-based and time-based equity with a focus on future performance and retention. In addition, as part of this restructuring and taking our recent shareholder returns and say on pay results into account, the Committee determined not to award any annual equity awards in 2016 for 2015 performance. This resulted in a substantial decrease in year over year pay for our NEOs when measured on a consistent basis, with these annual awards shown in the year earned rather than the year paid. We believe this substantially responds to shareholder feedback and our results for 2015, although these results are not reflected in the Summary Compensation Table due to lag in disclosure for the annual equity awards.
Although our annual equity plan had important roles to play in our prior plans, we have, effective in 2016, simplified our equity award arrangements and eliminated this element. The following chart provides a comparison of the approved values of the 2014 and 2015 annual equity awards. This provides a graphic capturing of the strong alignment between our administration of our pay plans and our shareholders’ experience: the approved value of our CEO’s annual equity-based award dropped 100 percent with similar declines for the other NEOs.
2014 Annual Equity Award 2015 Annual Equity Award Percent Change
Edward K. Aldag, Jr. $2,750,000 - -100%
R. Steven Hamner $1,250,000 - -100%
Emmett E. McLean $880,000 - -100%
[1] Adjusted to exclude companies that: (i) had an IPO in 2015; and (ii) declared bankruptcy. These companies include: (i) Care Capital Properties, Inc.; (ii) Global Healthcare REIT, Inc.; and (iii) Community Healthcare Trust, Inc.
23 Medical Properties Trust

Compensation Discussion and Analysis
MPT
2015 Three-Year, Long-Term Incentive Performance Plan (LTIP)
Our 2015 three-year, long-term incentive performance plan, which is provided through performance-based restricted stock, is designed to align NEO interests with ongoing, sustainable, long-term performance. Performance is based on our total shareholder return (TSR) over a three-year period.
Key features include:
• Half of our LTIP plan uses rigorous absolute TSR hurdles. The other half uses relative TSR hurdles. Each is a rigorous measurement of shareholder value created over the three-year performance period.
• Our stock must attain more than a 27% TSR over the three-year performance period in order for any shares to be earned under the absolute portion of the plan. Participants earn 50% of the total award (which is the target number of shares) with a 31% three-year TSR return. They earn the full award with a 35% three-year TSR.
• Our stock must produce a TSR higher than the MSCI US REIT index over the three-year performance period in order for any shares to be earned under the relative portion of the plan. Participants earn 50% of the total award (which is the target number of shares) if our TSR is more than 3% above this index for the performance period. They earn the full award if our TSR is more than 6% above this index for the performance period. We believe that the relative award performance goals are exceptionally rigorous and, in fact, the most rigorous in our peer group.
• Any shares earned under the LTIP plan at the end of three-year performance period are subject to two additional years of time-based vesting. Participants in the 2015 LTIP plan must be employed on December 31, 2019 to be eligible for full payout, subject to vesting upon certain qualifying terminations of employment.
• The LTIP award made to our CEO in January 2013, which had 275,000 target number of shares, was forfeited as of December 31, 2015 because we did not meet the challenging minimum absolute or relative TSR thresholds.
• The maximum number of shares subject to each LTIP award is determined at the date of grant on the basis of a fixed notional maximum value of each award.
For 2015 Mr. Aldag was granted 252,525 notional LTIP Units (nLTIPUs) with a maximum grant date value of $3,520,199. Mr. Hamner was granted 144,300 nLTIPUs with a maximum grant date value of $2,011,542. And Mr. McLean was granted 108,225 nLTIPUs with a maximum grant date value of $1,508,657.
For 2015 the measurement period for the LTIP plan is January 1, 2015, through December 31, 2017. The number of LTIP units earned if performance is above the minimum thresholds but below the maximum thresholds is determined based on linear interpolation between the percentages earned at the minimum and maximum thresholds.
Proxy Statement and Notice of 2016 Annual Meeting 24

Compensation Discussion and Analysis
Compensation Review Process
Role of the Compensation Committee
Pursuant to its charter, the Compensation Committee is responsible for designing our executive compensation plans, establishing compensation levels, and measuring the performance of our NEOs. The Compensation Committee, which consists of three independent directors, is responsible for the review and approval of all aspects of our executive compensation program. Among other duties, the Compensation Committee is responsible for the following:
• Reviewing and approving, on an annual basis, the corporate incentive goals and objectives relevant to the annual cash bonus plan and performance-based equity awards;
• Evaluating the performance of our executive officers in light of these goals and objectives;
• Evaluating the competitiveness of each executive officer’s total compensation package relative to what other publicly traded and private equity-backed real estate investors may offer; and
• Approving any changes to our executives’ total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities and payouts, and retention programs.
In order to assist the Compensation Committee to design, establish and monitor our executive compensation plans, the Compensation Committee has engaged an independent executive compensation consultant, as described below.
Role of the Compensation Consultant
In 2015, the Compensation Committee retained FTI Consulting, Inc., a nationally recognized compensation consulting firm specializing in the real estate industry (the “Compensation Consultant” or “FTI Consulting”). The Compensation Consultant was engaged by and reports directly to the Compensation Committee. Upon the request of the Compensation Committee, a representative of FTI Consulting attends meetings of the Compensation Committee and communicates with the Chairman of the Compensation Committee between meetings; however, the Compensation Committee makes all decisions regarding the compensation of our executive officers.
The Compensation Consultant provides various executive compensation services to the Compensation Committee pursuant to a written consulting agreement between the Compensation Committee and the Compensation Consultant. Generally, these services include, among others, (i) advising the Compensation Committee on the principal aspects of our executive compensation program and director compensation program and evolving industry practices; (ii) presenting information to assist the Compensation Committee in determining the appropriate peer group to be used to evaluate the competitiveness of our compensation program; (iii) providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to our performance; and (iv) preparing recommendations based on the Company’s performance, current market trends and corporate governance matters. The Compensation Committee recognizes that it is essential to receive objective advice from its outside compensation consultant. The Compensation Committee has determined that FTI Consulting advice is objective and free from the influence of management. The Compensation Committee also closely examines the safeguards and steps that FTI Consulting takes to ensure that its executive compensation consulting services are objective. The Compensation Committee takes the following factors into consideration:
• The Compensation Committee directly hired and has the authority to terminate FTI Consulting engagement for executive compensation related services.
• The Compensation Committee solely determined the terms and conditions of FTI Consulting’s engagement for compensation related services, including the fees charged.
25 Medical Properties Trust

Compensation Discussion and Analysis
• FTI Consulting is engaged by and reports directly to the Compensation Committee for all executive compensation services.
• FTI Consulting has direct access to members of the Compensation Committee during and between meetings.
During 2015, we paid FTI Consulting $215,562 in consulting fees directly related to executive, Board and other compensation-related services performed for the Compensation Committee.
To bring additional perspective to our continually evolving and improving compensation plans, in 2016 the Compensation Committee retained Semler Brossy as its new independent advisor.
Say-On-Pay Results
At our 2015 annual meeting, 52.6% of shares cast were voted in favor of our Say-on-Pay vote, an increase from our 2014 annual meeting when only 50.6% of shares cast were voted in favor of our Say-on-Pay vote. In the two years since our 2014 annual shareholder meeting, we have contacted shareholders holding 67% and 50% of our shares and met with 44% and 42%, respectively of those shareholders. The great majority of our meetings in 2015 and 2016 included all three of our Compensation Committee members and none of our executive officers. As a direct result of our meetings and conversations with our shareholders we have we have made improvements to our executive compensation plans and other important governance practices.
Proxy Statement and Notice of 2016 Annual Meeting 26

Compensation Discussion and Analysis

Peer Groups

In addition to its roles in aligning executives' interests with achieving our strategic goals and providing returns to shareholders, we use compensation to promote important recruiting, promotion and retention goals. To help us further these goals we compare each element of our compensation to a carefully assembled peer group from whose members we compete for talent and business opportunities, among other things, but do not aim to meet a particular percentile of the peer group. In 2015, our compensation consultant recommended, and our Compensation Committee approved, a peer group comprising:

- REITs that primarily invest in healthcare and/or medical property assets (Alexandria, Healthcare Realty Trust, Healthcare Trust of America, LTC, Omega and Sabra)
- Specialty REITs that require management to have knowledge of tenant operations (CyrusOne, DuPont Fabros, EPR)
- Hospital companies that are comparable to MPW in terms of knowledge and skills necessary for the executive team to effectively manage the Company and its facilities (HealthSouth, Lifepoint); and triple-net lease REITs that enter into long-term leases with operators (Hudson Pacific, National Retail)

The 2015 peer group is composed of the same companies that were in our 2014 peer group, with the exception of the removal in 2015 of Chamber Street Properties due to its pending merger with Gramercy Property Trust and BioMed Realty Trust due to its recent acquisition by Blackstone Mortgage. The following table provides key information about the peer group market as of December 31, 2015.

Company	Implied Equity Market Cap[1]	Total Enterprise Value[2]	Total Assets[3]	Sector	Properties Outside of the U.S.	Triple Net-Leased Properties
Alexandria Real Estate Equities, Inc.	$6,555.5	$11,082.2	$8,911.1	Office/Specialty	Yes	Yes
CyrusOne, Inc.	2,717.2	3,861.6	2,195.6	Diversified	Yes	Yes
DuPont Fabros Technology, Inc.	2,574.6	4,098.9	2,815.5	Specialty	No	Yes
EPR Properties	3,555.2	5,879.0	4,217.3	Specialty	Yes	Yes
Healthcare Realty Trust, Inc.	2,875.0	4,302.4	2,816.7	Health Care	No	No
Healthcare Trust of America, Inc.	3,475.4	4,695.5	3,310.5	Health Care	No	Yes
HealthSouth Corp.	3,136.4	5,479.6	4,606.1	Specialty Hospitals	No	No
Hudson Pacific Properties, Inc.	4,093.0	6,572.9	6,254.0	Office	No	Yes
Lifepoint Hospitals, Inc.	2,697.3	5,231.8	5,996.8	Hospitals	No	No
LTC Properties, Inc.	1,619.8	2,178.8	1,275.4	Health Care	No	Yes
National Retail Properties, Inc.	5,647.4	8,184.3	5,460.0	Free Standing	No	Yes
Omega Healthcare Investors, Inc.	6,866.5	10,432.1	8,019.0	Health Care	No	Yes
Sabra Health Care REIT, Inc.	1,318.6	2,852.2	2,486.2	Health Care	No	Yes
Medical Properties Trust, Inc.	**2,728.0**	**5,860.0**	**5,609.4**	**Health Care**	**Yes**	**Yes**
Peer Group Median	**3,136.4**	**5,231.8**	**4,217.3**			

[1] Includes outstanding common shares and OP units.

[2] Represents the market capitalization of ongoing operations, including common capitalization at market value and all non-common equity, debt and mezzanine at book value, less cash and cash equivalents at book value as reported by SNL Financial LC.

[3] Total assets as reported by SNL Financial are as of the most the recently available quarterly data.

27 Medical Properties Trust

Executive Compensation
Other Aspects of Our Executive Compensation Program
Other Benefits
We maintain a 401(k) Retirement Savings plan and annually match 100% of the first three percent (3%) of pay contributed, plus fifty percent (50%) of the next two percent (2%) of pay contributed, to such plan by any employee (subject to certain tax limitations). We offer medical, dental, and vision plans, and pay the coverage cost under these plans for all employees. Each of our NEOs has employment agreements with us pursuant to which certain other benefits are provided to them. The terms of each such employment agreement are set forth in “Employment Agreements with Named Executive Officers” below.
Practices with Regard to Dates and Pricing of Stock and Option Grants
The Compensation Committee determines the number of shares underlying grants of restricted stock awards and the executive officers who will receive such awards. All NEOs must receive prior authorization for any purchase or sale of our common stock.
We have never granted stock options to our executive officers, and we have not granted any options since those granted to our initial directors in 2004.
Equity Ownership Guidelines
We believe that equity ownership by our directors and officers can help align their interests with our shareholders’ interests. To that end, we have adopted equity ownership guidelines applicable to our directors and to key executive officers. While there are no penalties for failure to meet the ownership levels discussed below, we will report ownership status to our Compensation Committee on an annual basis. Failure to meet the ownership levels, or show sustained progress towards meeting them, may result in payment to the directors and the key executive officers of future compensation in the form of equity rather than cash.
With respect to our key executive officers, the guidelines require ownership of shares of our common stock, including vested and unvested common stock, within five years of becoming an executive officer or from promotion to a new executive officer position, with a value equal to the following multiple of his or her base salary:
Title
Multiple of Base Salary
Chairman, Chief Executive Officer and President
6x
Executive Vice Presidents (including CFO and COO)
4x
Our ownership guidelines also require ownership by each non-employee director of shares of our common stock, including vested and unvested common stock, in an amount equal to at least three times the annual fee paid to such director. Non-employee directors must comply with the ownership requirement within a period of three years after he or she initially joins the Board, and must come back into compliance within three years in the event that he or she should fall short of this ownership requirement at any time. All of our non-employee directors and NEOs met the equity ownership guidelines as of December 31, 2015.
Proxy Statement and Notice of 2016 Annual Meeting 28

Executive Compensation
Clawback Policy
In February 2013, the Board adopted a clawback policy applicable to our executive officers. The policy allows for the recoupment of incentive awards (including awards made under our annual cash bonus plan and long-term incentive plans) in the event the Company is required to restate its financial statements due to the material noncompliance of the Company with financial reporting requirements under the securities laws, as a result of intentional misconduct, fraud or gross negligence. Each executive officer who is directly responsible for the intentional misconduct, fraud or gross negligence shall reimburse the Company for incentive awards made to that executive officer after January 1, 2013 that would not have been made if the restated financial measures had been reported initially.
Prohibited Transactions
The Company maintains an internal “Insider Trading Policy” that is applicable to our executive officers and directors. The policy prohibits any director or executive officer of the Company from engaging in short sales of the Company’s securities and from trading in puts, calls, options or other derivative securities based on the Company’s securities. The policy also prohibits directors and executive officers of the Company from engaging in certain forms of hedging or monetization transactions, which allow the shareholder to continue to own the covered securities, but without the full risks and rewards of ownership.
Through 2015 the policy also discouraged the holding of Company securities in a margin account or pledging Company securities as collateral for a loan. No NEO has pledged any shares under any circumstances in more than five years. However, beginning in 2016, the policy now prohibits the pledging of Company securities as loan collateral.
Compensation Risk Assessment
During 2015, the Compensation Committee reviewed the potential risks in the Company’s compensation program to ensure that compensation methods do not incentivize our executives to make decisions that, while creating apparent short-term financial and operating success, may in the longer term result in future losses and other value depreciation.
After reviewing the analysis, the Compensation Committee concluded that the Company’s compensation program does not encourage excessive risk taking and believes that the following risk oversight and compensation design features assist in guarding against excessive risk taking:
• Review and approval of corporate objectives by the Compensation Committee to ensure that these goals are aligned with the Company’s annual operating and strategic plans, achieve the proper risk/reward balance, and do not encourage excessive risk taking.
• Base salaries consistent with each executive’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security.
• A significant portion of each executive’s compensation that is tied to the future stock performance of the Company.
• Stock compensation and vesting periods for stock awards that encourage executives to focus on sustained stock price appreciation.
• A mix between cash and equity compensation that is designed to encourage strategies and actions that are in the long-term best interests of the Company and its shareholders.
29 Medical Properties Trust

Executive Compensation
MPT
Section 162(m) Policy
The SEC requires that this report comment upon the Company’s policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which limits the deductibility on the Company’s tax return of compensation over $1 million to any of the NEOs of the Company other than the Chief Financial Officer unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary, and has been approved by the Company’s shareholders. The Company believes that, because it qualifies as a REIT under the Code and pays dividends sufficient to minimize federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) will generally not affect the Company’s net income. To the extent that compensation does not qualify for a deduction under Section 162(m), a larger portion of shareholder distributions may be subject to federal income taxation as dividend income rather than return of capital. The Company does not believe that Section 162(m) will materially affect the taxability of shareholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each shareholder. For these reasons, the Compensation Committee’s compensation policy and practices are not directly guided by considerations relating to Section 162(m).
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 18 of this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
D. Paul Sparks, Jr. (Chairman) Robert E. Holmes, Ph.D. Sherry A. Kellett
Proxy Statement and Notice of 2016 Annual Meeting 30

Executive Compensation
Compensation of Executive Officers
Employment Agreements with Named Executive Officers
Three of our founders have employment agreements that were negotiated to market standards upon our initial equity offering in 2003. Below we describe the terms of these agreements. Because certain market standards have evolved in recent years, and because only our founders have these agreements, we have committed that we will not enter into any new contracts that include a multi-year evergreen term, a single-trigger change in control, or exercise tax gross up provisions.
We have employment agreements with Edward K. Aldag, Jr., R. Steven Hamner and Emmett E. McLean. These employment agreements provided the following annual base salaries in 2015: Mr. Aldag, $950,000; Mr. Hamner, $575,000; and Mr. McLean, $525,000. For 2015, base salaries were adjusted to reflect more appropriate peer group levels; our NEOs only receive periodic increases at the discretion of the Compensation Committee. These agreements provide that each NEO agrees to devote substantially all of his business time to our operation. The employment agreement for each of the NEOs is for a three-year term, which is automatically extended at the end of each year within such term for an additional one year period, unless either party gives notice of non-renewal as provided in the agreement.
The employment agreements provide that the NEOs are eligible to participate in our equity incentive plan. The employment agreements also provide that the NEOs are eligible to receive annual cash bonuses based on the bonus policy adopted by the Compensation Committee.
These employment agreements permit us to terminate each executive’s employment with appropriate notice for “cause,” which includes (i) the conviction of the executive of, or the entry of a plea of guilty or nolo contendere by the executive to, a felony (exclusive of any felony relating to negligent operation of a motor vehicle and also exclusive of a conviction, plea of guilty or nolo contendere arising solely under a statutory provision imposing criminal liability upon the executive on a per se basis due to the Company offices held by the executive, so long as any act or omission of the executive with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board of Directors), (ii) a willful breach of his duty of loyalty which is materially detrimental to the Company, (iii) a willful failure to materially perform or materially adhere to explicitly stated duties that are consistent with the terms of his employment agreement, or the Company’s reasonable and customary guidelines of employment or reasonable and customary corporate governance guidelines or policies, including, without limitation, any business code of ethics adopted by the Board of Directors, or to follow the lawful directives of the Board of Directors (provided such directives are consistent with the terms of his employment agreement), which, in any such case, continues for thirty (30) days after written notice from the Board of Directors to the executive, or (iv) gross negligence or willful misconduct in the material performance of the executive’s duties.
Each of the NEOs has the right under his employment agreement to resign for “good reason,” which includes (i) the employment agreement is not automatically renewed by the Company; (ii) the termination of certain incentive compensation programs; (iii) the termination or diminution of certain employee benefit plans, programs, or material fringe benefits; (iv) the relocation of our principal office outside of a 100 mile radius of Birmingham, Alabama (in the case of Mr. Aldag); or (v) our breach of the employment agreement that continues uncured for 30 days. In addition, in the case of Mr. Aldag, the following constitute good reason: (i) his removal from the Board of Directors without cause or his failure to be nominated or elected to the Board of Directors; or (ii) any material reduction in duties, responsibilities, or reporting requirements, or the assignment of any duties, responsibilities, or reporting requirements that are inconsistent with his positions with us.
The executive employment agreements provide a monthly car allowance of $1,000 for Mr. Aldag and $750 for each of Messrs. Hamner and McLean. The NEOs are also reimbursed for the cost of tax preparation and financial planning services, up to $25,000 annually for Mr. Aldag and $10,000 annually for each of Messrs. Hamner and McLean. We also reimburse each executive for the income tax he incurs on the receipt of these tax preparation and financial planning services. In addition, the employment agreements provide for annual paid vacation of six weeks for Mr. Aldag and four weeks for Messrs. Hamner and McLean, and various other customary benefits. The employment agreements also
31 Medical Properties Trust

Executive Compensation MPT
provide that Mr. Aldag will receive up to $20,000 per year in reimbursement for life insurance premiums, which amount is to increase annually based on the increase in CPI for such year, and that Messrs. Hamner and McLean will receive up to $10,000 per year in reimbursement for life insurance premiums, which amount is to increase annually based on the increase in the CPI for such year. We also reimburse each executive for the income tax he incurs on the receipt of these life insurance premium reimbursements. The NEOs are also reimbursed for the cost of their disability insurance premiums.
The employment agreements provide that the executive officers are eligible to receive the same benefits, including medical insurance coverage and retirement plan benefits in a 401(k) plan, to the same extent as other similarly situated employees, and such other benefits as are commensurate with their position. Participation in employee benefit plans is subject to the terms of said benefit plans as in effect from time to time.
If the NEO’s employment ends for any reason, we will pay accrued salary, bonuses, and incentive payments already determined, and other existing obligations. If we terminate an NEO’s employment without cause, or if any of them terminates his employment for good reason, we will be obligated to pay (i) a lump sum payment of severance equal to the sum of (x) the product of three and the sum of the salary in effect at the time of termination plus the average cash bonus (or the highest cash bonus, in the case of Mr. Aldag) paid to such executive during the preceding three years, grossed up for taxes in the case of Mr. Aldag, and (y) the incentive bonus prorated for the year in which the termination occurred; (ii) the cost of the executive’s continued participation in the company’s benefit and welfare plans (other than the 401(k) plan) for a three-year period (a five-year period in the case of Mr. Aldag); and (iii) certain other benefits as provided for in the employment agreement. Additionally, in the event of a termination by us for any reason other than cause or by the executive for good reason, all of the stock options, if any, and restricted stock granted to the executive will become fully vested, and the executive will have whatever period remains under the stock options in which to exercise all vested stock options.
In the event of the death of any of our NEOs, in addition to the accrued salary, bonus, and incentive payments due to them, their stock options and restricted stock shall become fully vested, and their respective beneficiaries will have whatever period remains under the stock options to exercise such stock options. In addition, their estates would be entitled to their prorated incentive bonuses.
In the event that the employment of any of our NEOs ends as a result of a termination by us for cause or by the executives without good reason, then in addition to the accrued salary, bonuses and incentive payments due to them, the executives would be entitled to exercise their vested stock options pursuant to the terms of the grant, but all other unvested stock options and restricted stock would be forfeited.
Upon a change of control, the NEOs will become fully vested in their stock options and restricted stock and will have whatever period remains under the stock options in which to exercise their stock options. In addition, if the employment of any NEO is terminated by us for cause or by the executive without good reason in connection with a change of control, the executive will be entitled to receive an amount equal to the largest cash compensation paid to the executive for any twelve-month period during his tenure multiplied by three. The contractual severance benefits and accelerated vesting of equity grants in the event of a change of control, which we believe are common in the REIT industry, are designed to reinforce and encourage the continued attention and dedication of our executive officers to their assigned duties without distraction or fear of job loss in the face of an actual or threatened change of control and to ensure that our management is motivated to negotiate the best merger consideration for our shareholders.
If payments become due as a result of a change in control and the excise tax imposed by Code Section 4999 applies, the terms of the employment agreements require us to gross up the amount payable to the executive by the amount of this excise tax plus the amount of income and other taxes due as a result of the gross up payment.
For an 18-month period after termination of an executive’s employment for any reason other than (i) termination by us without cause or (ii) termination by the executive for good reason, each of the executives under these employment agreements has agreed not to compete with us by working with or investing in, subject to certain limited exceptions, any enterprise engaged in a business substantially similar to our business as it was conducted during the period of the executive’s employment with us.
Proxy Statement and Notice of 2016 Annual Meeting32

Executive Compensation

Summary Compensation Table

The amounts in the table below are a summary of the components of compensation our NEOs received in the last three years:

	Year	Salary	Stock Awards	Non Equity Incentive Plan Compensation[11]	All Other Compensation	Total Compensation
Edward K. Aldag, Jr. Chairman, Chief Executive Officer and President	2015	$950,000	$3,609,491[10]	$1,805,000	$81,767[1]	$6,446,258
	2014	$600,000	$4,021,349	$1,857,000	$79,123[4]	$6,557,472
	2013	$600,000	$3,829,854	$1,817,250	$91,080[7]	$6,338,184
Emmett E. McLean Executive Vice President, Chief Operating Officer, Secretary and Treasurer	2015	$525,000	$1,312,544[10]	$735,000	$33,652[2]	$2,606,196
	2014	$395,000	$1,482,478	$867,519	$42,441[5]	$2,787,438
	2013	$395,000	$1,408,192	$849,497	$41,292[8]	$2,693,981
R. Steven Hamner Director, Executive Vice President, Chief Financial Officer	2015	$575,000	$1,810,249[10]	$805,000	$69,052[3]	$3,259,301
	2014	$400,000	$1,952,207	$878,500	$26,105[6]	$3,256,812
	2013	$400,000	$1,892,618	$860,250	$39,428[9]	$3,192,296

(1) Represents $10,600 in company 401(k) match, $12,000 automobile allowance, $10,522 for the cost of tax preparation and financial planning services, $3,312 for the cost of disability insurance, and $45,333 for the cost of life insurance. These additional benefits include $23,655 to reimburse Mr. Aldag for his tax liabilities associated with such payments.

(2) Represents $10,600 in company 401(k) match, $9,000 automobile allowance, $1,665 for the cost of tax preparation, $4,479 for the cost of disability insurance, and $7,908 for the cost of life insurance. These additional benefits include $4,054 to reimburse Mr. McLean for his tax liabilities associated with such payments.

(3) Represents $10,600 in company 401(k) match, $9,000 automobile allowance, $8,959 for the cost of tax preparation, and $40,493 for the cost of life insurance. These additional benefits include $18,470 to reimburse Mr. Hamner for his tax liabilities associated with such payments.

(4) Represents $10,400 in company 401(k) match, $12,000 automobile allowance, $8,802 for the cost of tax preparation and financial planning services, $3,312 for the cost of disability insurance, and $44,609 for the cost of life insurance. These additional benefits include $22,620 to reimburse Mr. Aldag for his tax liabilities associated with such payments.

(5) Represents $10,400 in company 401(k) match, $9,000 automobile allowance, $7,762 for the cost of tax preparation, $536 for the cost of disability insurance, and $14,743 for the cost of life insurance. These additional benefits include $9,531 to reimburse Mr. McLean for his tax liabilities associated with such payments.

(6) Represents $10,400 in company 401(k) match, $9,000 automobile allowance, $5,816 for the cost of tax preparation, and $889 for the cost of life insurance. These additional benefits include $2,504 to reimburse Mr. Hamner for his tax liabilities associated with such payments.

(7) Represents $10,200 in company 401(k) match, $12,000 automobile allowance, $15,172 for the cost of tax preparation and financial planning services, $3,312 for the cost of disability insurance, and $50,396 for the cost of life insurance. These additional benefits include $27,768 to reimburse Mr. Aldag for his tax liabilities associated with such payments.

(8) Represents $10,200 in company 401(k) match, $9,000 automobile allowance, $7,285 for the cost of tax preparation, $65 for the cost of disability insurance, and $14,742 for the cost of life insurance. These additional benefits include $9,329 to reimburse Mr. McLean for his tax liabilities associated with such payments.

(9) Represents $10,200 in company 401(k) match, $9,000 automobile allowance, and $20,228 for the cost of life insurance. These additional benefits include $7,555 to reimburse Mr. Hamner for his tax liabilities associated with such payments.

(10) A portion of this stock award contains performance-based vesting conditions and the value reported reflects the value of the award at the grant date based upon the probable outcome of the performance conditions. The reported value for these performance awards was $2,226,546; $870,005; and $1,181,639 for Messers. Aldag, McLean, and Hamner, respectively. The value of the award at the grant date, assuming that the highest level of performance conditions will be achieved, would be $4,903,130; $1,951,196; and $2,640,152 for Messrs. Aldag, McLean, and Hamner, respectively. Assumptions used in the calculation of these amounts are included in Note 7 of the Notes to Consolidated Financial Statements included in our 2015 Annual Report on Form 10-K.

(11) Reflects the annual cash bonus earned by our named executive officers for the applicable year, which are earned if specified corporate goals are reached.

33 Medical Properties Trust

Executive Compensation

Grants of Plan-Based Awards

The following table provides information about plan-based awards granted to our NEOs during 2015. For further detail regarding each of these awards, see "Compensation Discussion and Analysis — Elements of Pay."

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		
Edward K. Aldag, Jr.	1/2/2015	$950,000	$1,425,000	$1,900,000	—	—	—	—	—
	1/2/2015	—	—	—	33,069[4]	66,137[4]	99,206[4]	99,207	—
	1/2/2015	—	—	—	25,253[5]	50,505[5]	126,263[5]	—	—
	1/2/2015	—	—	—	31,566[6]	63,131[6]	126,262[6]	—	$3,609,491
Emmett E. McLean	1/2/2015	$ 262,500	$525,000	$787,500	—	—	—	—	—
	1/2/2015	—	—	—	10,582[4]	21,164[4]	31,746[4]	31,746	—
	1/2/2015	—	—	—	10,823[5]	21,645[5]	54,113[5]	—	—
	1/2/2015	—	—	—	13,528[6]	27,056[6]	54,112[6]	—	$1,312,544
R. Steven Hamner	1/2/2015	$ 287,500	$575,000	$ 862,500	—	—	—	—	—
	1/2/2015	—	—	—	15,031[4]	30,063[4]	45,094[4]	45,094	—
	1/2/2015	—	—	—	14,430[5]	28,860[5]	72,150[5]	—	—
	1/2/2015	—	—	—	18,038[6]	36,075[6]	72,150[6]	—	$1,810,249

(1) Represents cash compensation which may be earned if specified corporate goals are reached.

(2) Represents awards of performance-based restricted stock. Dividends are not paid on performance-based awards until the award is earned.

(3) Represents awards of time-based restricted stock that will vest quarterly over a period of three years. The grant date fair value of the time-based restricted stock was calculated using a value of $13.94 per share, which was the average price of our common stock on January 2, 2015, the date on which these grants were made. Dividends are paid on the time-based stock awards starting on the date of grant.

(4) Represents 2015 Annual Performance - Based Restricted Stock Awards which will be earned if the Company achieves a simple 9.0% annual TSR over a three-year period, with carry back and carry forward provisions through December 31, 2017. The grant date fair value of the performance-based awards is based upon $7.82 per share using the Monte Carlo valuation method, as more fully described in Note 7 of the Notes to Consolidated Financial Statements included in our 2015 Annual Report on Form 10-K.

(5) Represents 2015 Absolute TSR Awards which will be earned if the Company achieves specific cumulative TSR from January 1, 2015, to December 31, 2017. The grant date fair value of the performance-based awards is based upon $4.37 per share using the Monte Carlo valuation method, as more fully described in Note 7 of the Notes to Consolidated Financial Statements included in our 2015 Annual Report on Form 10-K.

(6) Represents 2015 Relative TSR Awards which will be earned if the Company outperforms the MSCI U.S. REIT Index over the cumulative period from January 1, 2015 to December 31, 2017. The grant date fair value of the performance-based awards is based upon $7.12 per share using the Monte Carlo valuation method, as more fully described in Note 7 of the Notes to Consolidated Financial Statements included in our 2015 Annual Report on Form 10-K.

Proxy Statement and Notice of 2016 Annual Meeting 34

Executive Compensation

Outstanding Equity Awards as of December 31, 2015

The table below shows the outstanding equity awards held by our NEOs as of December 31, 2015. Market values are based on a price of $11.51 per share, the closing price of our common stock on December 31, 2015.

	Option Awards					Stock Awards			
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Edward K. Aldag, Jr.	—	—	—	—	—	398,992[1]	4,592,398	719,202	8,278,015
Emmett E. McLean	—	—	—	—	—	163,902[2]	1,886,512	292,524	3,366,951
R. Steven Hamner	—	—	—	—	—	205,276[3]	2,362,727	378,356	4,354,878

(1) 9,580 shares vested on January 1, 2016. 49,481 shares vest in quarterly installments from January 1, 2016 through January 1, 2017. 74,406 shares vest in quarterly installments from January 1, 2016 through January 1, 2018. 82,191 shares were earned based on meeting certain performance metrics and vested on January 1, 2016. 183,334 shares were earned based on meeting certain performance metrics and vest annually from January 1, 2016 to January 1, 2017.

(2) 3,016 shares vested on January 1, 2016. 15,936 shares vest in quarterly installments from January 1, 2016 through January 1, 2017. 23,808 shares vest in quarterly installments from January 1, 2016 through January 1, 2018. 37,808 shares were earned based on meeting certain performance metrics and vested on January 1, 2016. 83,334 shares were earned based on meeting certain performance metrics and vest annually from January 1, 2016 to January 1, 2017.

(3) 4,428 shares vested on January 1, 2016. 22,645 shares vest in quarterly installments from January 1, 2016 through January 1, 2017. 33,820 shares vest in quarterly installments from January 1, 2016 through January 1, 2018. 44,383 shares were earned based on meeting certain performance metrics and vested on January 1, 2016. 100,000 shares were earned based on meeting certain performance metrics and vest annually from January 1, 2016 to January 1, 2017.

(4) Represents various performance-based awards including the following:

- 2013 Annual Performance - Based Restricted Awards — 38,298; 12,056; and 17,730 shares remain unearned for Messrs. Aldag, McLean and Hamner, respectively.
- 2014 Annual Performance - Based Restricted Awards — 79,173; 25,497; and 36,232 shares remain unearned for Messrs. Aldag, McLean and Hamner, respectively.
- 2014 Absolute TSR Awards — 125,000; 57,500; and 67,500 shares remain unearned for Messrs. Aldag, McLean and Hamner, respectively.
- 2014 Relative TSR Awards — 125,000; 57,500; and 67,500 shares remain unearned for Messrs Aldag, McLean and Hamner, respectively.
- 2015 Annual Performance - Based Restricted Awards — 99,206; 31,746; and 45,094 shares remain unearned for Messrs. Aldag, McLean and Hamner, respectively.
- 2015 Absolute TSR Awards — 126,263; 54,113; and 72,150 shares remain unearned for Messrs. Aldag, McLean and Hamner, respectively.
- 2015 Relative TSR Awards — 126,262; 54,112; and 72,150 shares remain unearned for Messrs Aldag, McLean and Hamner, respectively.

The earn-out and vesting provisions, as applicable, of the 2015 Long-Term Incentive Awards, the 2015 Absolute TSR Awards, and the 2015 Relative TSR Awards are fully described in "Compensation Discussion and Analysis — Elements of Pay."

35 Medical Properties Trust

Executive Compensation
MPT
Option Exercises and Stock Vested
The following table sets forth the aggregate number and value of shares of restricted common stock held by our NEOs that vested in 2015. The “Value Realized Upon Vesting” set forth below is the product of the fair market value of a share of common stock on the vesting date multiplied by the number of shares vesting. We have never issued stock options to our NEOs.
Option Awards
Stock Awards
Name
Number of Shares Acquired on Exercise (#)
Value Realized on Exercise ($)
Number of Shares Acquired on Vesting (#)
Value Realized on Vesting ($)
Edward K. Aldag, Jr. — — 287,370 3,943,294
Emmett E. McLean — — 115,680 1,594,041
R. Steven Hamner — — 146,484 2,014,142
Potential Payments Upon Termination or Change in Control
The following table shows potential payments and benefits that will be provided to our NEOs upon the occurrence of certain termination triggering events. The change-in-control provisions in the employment agreements are designed to align management’s interests with those of our shareholders. See the discussion above under “Compensation of Executive Officers — Employment Agreements with Named Executive Officers” for information about payments upon termination or a change in control. All equity interests included in the termination and change in control calculations represent previously granted restricted stock awards and are valued based on the closing price of our common stock on December 31, 2015, and an assumed termination of employment on that date.
Name
Termination and Change in Control (1)
Death
Termination Not for Cause; By Executive for Good Reason; Permanent Disability
Termination for Cause; By Executive without Good Reason
Edward K. Aldag, Jr. $24,563,836 $12,930,413 $24,563,836 —
Emmett E. McLean 9,388,479 5,289,463 9,388,479 —
R. Steven Hamner 11,094,354 6,753,604 11,094,354 —
(1) Amounts exclude any gross up for potential Excise Tax that may be due pursuant to Code Section 4999G.
Proxy Statement and Notice of 2016 Annual Meeting36

Executive Compensation

Compensation of Directors

The Compensation Committee has engaged FTI Consulting each year since 2007 to assist it in conducting a competitive review of our non-employee director compensation program. In late 2011, FTI Consulting conducted a survey of director compensation trends within the REIT industry, which survey included 108 publicly traded REIT filings. More specifically, FTI Consulting reviewed how the use of each component of total compensation (e.g., cash retainers and equity awards) compared to market practice, and how the total compensation for Board of Director and committee members compared to market practice. FTI Consulting's report presented data comparing our director compensation to market levels, and the Compensation Committee took into consideration all of FTI Consulting's findings and recommendations in determining the compensation structure for our non-employee directors for 2015.

As compensation for serving on our Board of Directors during 2015, each non-employee director received a cash retainer of $95,000. In addition, the Lead Independent Director received $30,000; the Audit Committee chairman received $25,000; the Compensation Committee chairman received $20,000; and the Ethics, Nominating and Corporate Governance Committee chairman received $20,000. Each non-employee director has annually been awarded restricted stock including 7,234 shares, 7,246 shares, and 6,855 shares in 2013, 2014 and 2015, respectively. These awards vest over three years in equal quarterly amounts. We also reimburse our directors for reasonable expenses incurred in attending Board of Director and committee meetings. Our Compensation Committee may change the compensation of our non-employee directors at its discretion. Directors who are also officers or employees receive no additional compensation for their service as directors.

The following table summarizes the compensation paid to our non-employee directors for their services during 2015. The grant date fair value of the restricted stock awards is based on $13.94 per share, the average price of our common stock on January 2, 2015, the date on which these grants were made.

Name	Fees earned or paid in cash	Stock Awards[1]	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
G. Steven Dawson	$120,000	$95,559	—	—	—	—	$215,559
Robert E. Holmes	145,000	95,559	—	—	—	—	240,559
Sherry A. Kellett	95,000	95,559	—	—	—	—	190,559
William G. McKenzie	95,000	95,559	—	—	—	—	190,559
L. Glenn Orr, Jr.[2]	115,000	95,559	—	—	—	—	210,559
D. Paul Sparks, Jr.	95,000	95,559	—	—	—	—	190,559

(1) Based on fair value at January 2, 2015 grant date of: $13.94

(2) Mr. Orr retired from the Board on April 3, 2016.

37 Medical Properties Trust

Executive Compensation
The following table shows outstanding equity awards for each of our non-employee directors at December 31, 2015.
Unvested Stock
G. Steven Dawson 8,761
Robert E. Holmes 8,761
Sherry A. Kellett 8,761
William G. McKenzie 8,761
L. Glenn Orr, Jr. (1) 8,761
D. Paul Sparks, Jr. 5,142
Compensation Committee Interlocks and Insider Participation
During 2015, the Compensation Committee consisted of Dr. Holmes, Ms. Kellett and Mr. Orr (chair)(1). No member of the Compensation Committee during 2015, or any prior year, was an officer or employee of our Company, or had any relationships requiring disclosure by us under applicable SEC regulations. In addition, no executive officer served during 2015 as a director or a member of the Compensation Committee of any entity that had an executive officer serving as a director or a member of the Compensation Committee of our Board of Directors.
(1) Mr. Orr retired from the Board on April 3, 2016.
Proxy Statement and Notice of 2016 Annual Meeting38

Executive Compensation

Share Ownership of Certain Beneficial Owners

The following table provides information about the beneficial ownership of our common stock as of March 21, 2016, unless otherwise indicated, by each director of the Company, each named executive officer, all directors and executive officers as a group, and each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock.

Name of Beneficial Owner*	Number of Shares Beneficially Owned	Percentage of Shares Outstanding[1]
Edward K. Aldag, Jr.	1,503,738[2]	**
Emmett E. McLean	623,870[3]	**
R. Steven Hamner	910,202[4]	**
William G. McKenzie	135,871[5]	**
G. Steven Dawson	70,141[6]	**
Robert E. Holmes, Ph.D.	105,129[7]	**
Sherry A. Kellett	74,029[7]	**
D. Paul Sparks, Jr.	7,855[8]	**
All directors and executive officers as a group (8 persons)	3,430,835[9]	1.44%
Other Shareholders:		
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	34,948,354[10]	14.68%
BlackRock Inc. 55 East 52nd Street New York, NY 10055	26,882,420[11]	11.29%
Vanguard Specialized Funds 100 Vanguard Blvd. Malvern, PA 19355	16,849,034[12]	7.08%

* Unless otherwise indicated, the address is c/o Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242.

** Less than 1% of the outstanding shares of common stock.

(1) Based on 238,031,836 shares of common stock outstanding as of March 21, 2016. Includes 292,142 vested operating partnership units (convertible into an equal number of shares of common stock). Shares of common stock that are deemed to be beneficially owned by a shareholder within 60 days after March 21, 2016 are deemed outstanding for purposes of computing such shareholder's percentage ownership but are not deemed outstanding for the purpose of computing the percentage outstanding of any other shareholder. Except as otherwise indicated in the notes to this table, beneficial ownership includes sole voting and investment power.

(2) Includes 197,391 shares of unvested restricted common stock, which the named officer has no right to sell or pledge.

(3) Includes 75,579 shares of unvested restricted common stock, which the named officer has no right to sell or pledge.

(4) Includes 124,581 shares of unvested restricted common stock, which the named officer has no right to sell or pledge.

(5) Includes 6,985 shares of unvested restricted common stock, which the named director has no right to sell or pledge. Shares totaling 68,886 are held in an account with margin privileges.

(6) Includes 6,985 shares of unvested restricted common stock, which the named director has no right to sell or pledge. Also includes 63,156 shares owned by Corriente Private Trust, an irrevocable Nevada Spendthrift Trust for which Mr. Dawson is the sole trustee and beneficiary.

(7) Includes 6,985 shares of unvested restricted common stock, which the named director has no right to sell or pledge.

(8) Includes 4,571 shares of unvested restricted common stock, which the named director has no right to sell or pledge.

(9) See notes (1)-(8) above.

(10) Share and beneficial ownership information was obtained from a Schedule 13G/A filed February 10, 2016 with the SEC. The Schedule 13G/A indicates that the reporting entity holds sole voting power with respect to 652,109 shares, sole dispositive power with respect to 34,455,585 shares, shared voting power with respect to 190,700 shares and shared dispositive power with respect to 492,769 shares. The Schedule 13G/A also indicates that Vanguard Fiduciary Trust Company and Vanguard Investments Australia Ltd, wholly-owned subsidiaries of The Vanguard Group, Inc., is the beneficial owner and directs the voting of 283,969 and 576,940 shares, respectively.

(11) Share and beneficial ownership information was obtained from a Schedule 13G/A filed January 8, 2016 with the SEC. According to the Schedule 13G/A, BlackRock has sole voting power over 26,298,670 shares and sole dispositive power over 26,882,420 shares. The Schedule 13G/A states that various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of the Company's common stock but that no one person's interest in the Company's common stock is more than five percent of the total outstanding common shares.

(12) Share and beneficial ownership information was obtained from a Schedule 13G/A filed February 9, 2016 with the SEC. According to the Schedule 13G, Vanguard Specialized Funds has sole voting power over 16,849,034 shares but not dispositive power over the shares.

39 Medical Properties Trust

Executive Compensation MPT
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our directors and executive officers and the beneficial owners of more than 10% of our equity securities, or, collectively, the reporting persons, file with the SEC and the NYSE initial reports of, and subsequent reports of changes in, their beneficial ownership of our equity securities. Based solely on a review of the reports furnished to us, we believe that all of the reporting persons timely filed all of the applicable SEC reports required for 2015, and an assumen termination of employment on that date.
Executive Officers
For information regarding Messrs. Aldag and Hamner, please see “Proposal 1 — Election of Directors” above.
Emmett E. McLean.
Age 60
Mr. McLean is one of our founders and has served as our Executive Vice President, Chief Operating Officer and Treasurer since September 2003.
Mr. McLean has served as our Secretary since June 2010, and served as our Assistant Secretary from April 2004 to June 2010. In August and September 2003, Mr. McLean also served as our Chief Financial Officer. Mr. McLean was one of our directors from September 2003 until April 2004. From June to September 2003, Mr. McLean served as Executive Vice President, Chief Financial Officer and Treasurer and as a director of our predecessor. From 2000 to 2003, Mr. McLean was a private investor and, for part of that period, served as a consultant to a privately held company. From 1992 to 2000, Mr. McLean worked in the healthcare services industry with two different companies serving in senior positions, including chief financial officer at one of the companies. Prior to 1992, Mr. McLean worked in the investment banking field with Dean Witter Reynolds (now Morgan Stanley) and Smith Barney (now Citigroup), and in the commercial banking field with Trust Company Bank (now SunTrust Banks). Mr. McLean received an MBA from the University of Virginia and a B.A. in Economics from The University of North Carolina at Chapel Hill.
Proxy Statement and Notice of 2016 Annual Meeting 40

Certain Relationships and Related Person Transactions
The Board of Directors has adopted a written related person transaction approval and disclosure policy for the review, approval or ratification of any related person transaction. This policy, which was adopted by resolution of the full Board of Directors as reflected in our corporate records, provides that all related person transactions must be reviewed and approved by a majority of the disinterested directors on our Board of Directors in advance of us or any of our subsidiaries entering into the transaction; provided that, if we or any of our subsidiaries enter into a transaction without recognizing that such transaction constitutes a related party transaction, the approval requirement will be satisfied if such transaction is ratified by a majority of the disinterested directors serving on the Board of Directors promptly after we recognize that such transaction constituted a related person transaction. Disinterested directors are directors who do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our shareholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC. For purposes of determining whether such disclosure is required, a related person will not be deemed to have a direct or indirect material interest in any transaction that is deemed not to be material (or would be deemed not material if such related person was a director) for purposes of determining director independence pursuant to standards of director independence under the NYSE’s listing standards.
On April 3, 2016, Mr. L. Glenn Orr, Jr., age 75, retired as a member of the Board. Mr. Orr had been a member of the Board and its various committees since February 2005, and the Company expresses its appreciation and thanks to Mr. Orr for his 11 years of service and for his many contributions. Mr. Orr had been serving on two standing committees of the Board, the Compensation Committee and the Investments Committee, and the Board has determined to fill Mr. Orr’s prior position on the Compensation Committee with director D. Paul Sparks, age 53, and not to replace Mr. Orr on the Investments Committee. In order to have continued access, following Mr. Orr’s retirement, to his knowledge and expertise regarding the Company and its businesses, customers and the communities it serves, the Company and Mr. Orr have entered into a consulting agreement pursuant to which Mr. Orr has agreed to provide consulting services to the Board and to the Company’s Chief Executive Officer for at least three years following his retirement for an aggregate fee of $630,000.
41 Medical Properties Trust

Additional Information
Stockholder Proposals for Inclusion in Proxy Statement for 2017 Annual Meeting of Stockholders
To be considered for inclusion in our proxy statement for the 2017 annual meeting of shareholders, a shareholder proposal submitted pursuant to Exchange Act Rule 14a-8 must be received by us no later than the close of business on December 30, 2016. Stockholder proposals must be sent to the Company c/o Secretary, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. We will not be required to include in our proxy statement any shareholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Maryland corporate law.
Other Stockholder Proposals
Our Second Amended and Restated Bylaws provide that a shareholder who desires to propose any business at an annual meeting of shareholders, other than proposals submitted pursuant to Exchange Act Rule 14a-8, must give us written notice of such shareholder’s intent to bring such business before such meeting. Such notice is to be delivered to, or mailed postage prepaid, and received by our Secretary at Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242 not earlier than December 30, 2016, nor later than January 29, 2017, unless our 2017 annual meeting of shareholders is scheduled to take place before April 19, 2017 or after July 18, 2017. Our Second Amended and Restated Bylaws state that such shareholder’s notice must be delivered to, or mailed and received at, our principal executive office not less than 90 days nor more than 120 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the later of 60 days prior to such annual meeting and 10 days following the issuance of a press release announcing the meeting date. The shareholder’s written notice must set forth a brief description of the business desired to be brought before the meeting and certain other information as set forth in Section 1.02 of our Second Amended and Restated Bylaws. Stockholders may obtain a copy of our Second Amended and Restated Bylaws by writing to the Company c/o Secretary at the address shown above.
Proxy Statement and Notice of 2016 Annual Meeting 42

Additonal Information
Stockholder Nominations of Directors
Our Second Amended and Restated Bylaws provide that a shareholder who desires to nominate directors at a meeting of shareholders must give us written notice of such proposed nomination. For our 2017 annual meeting of shareholders, such notice is to be delivered to, or mailed postage prepaid, and received by our Secretary at Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242 not earlier than December 30, 2016, nor later than January 29, 2017, unless our 2017 annual meeting of shareholders is scheduled to take place before April 19, 2017 or after July 18, 2017. As set forth in Section 2.03 of our Second Amended and Restated Bylaws, the notice must set forth the following information:
as to each person whom the shareholder proposes to nominate for election or re-election as a director:
the name, age, business address, residence address and principal occupation or employment of such person;
the class or series and number of shares of the Company’s capital stock which are beneficially owned by such person on the date of such shareholder’s notice and the date such shares were acquired and the investment intent of such acquisition;
the consent of each nominee to serve as a director of the Company if so elected;
any other information relating to such person that would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and
as to the shareholder giving notice and certain parties associated with such shareholder:
a brief description of the nominations desired to be brought before the meeting and the reasons for making such nominations at the meeting;
their names and addresses;
a representation that each is a holder of record of shares of the Company entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy at such meeting to make such nominations;
a description of all arrangements or understandings among the shareholder and/or certain parties associated with the shareholder and each nominee and any other person (naming such person(s)) pursuant to which the nominations are to be made by the shareholder; and
to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a director, and the class or series and number of shares of the Company’s capital stock beneficially owned by such other shareholder(s).
By Order of the Board of Directors,
Emmett E. McLean
Executive Vice President, Chief Operating Officer,
Treasurer and Secretary
Birmingham, Alabama
April 29, 2016

MPT
Medical Properties Trust

ANNUAL MEETING OF STOCKHOLDERS OF

MEDICAL PROPERTIES TRUST, INC.

May 19, 2016

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Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and 2015 Form 10-K are available at www.medicalpropertiestrust.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

1. To elect seven directors

FOR AGAINST ABSTAIN

Edward K. Aldag, Jr.

G. Steven Dawson

R. Steven Hamner

Robert E. Holmes, Ph.D.

Sherry A. Kellett

William G. McKenzie

D. Paul Sparks, Jr.

2. To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2016.

3. Advisory approval of the Company’s executive compensation.

With respect to any other item of business that properly comes before the annual meeting and at any adjournments or postponements thereof, the proxy holders are authorized to vote the undersigned’s shares in their discretion.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED IN ACCORDANCE WITH THE UNDERSIGNED’S INSTRUCTIONS SET FORTH HEREIN. UNLESS DIRECTION IS GIVEN TO THE CONTRARY, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES AND “FOR” EACH OF PROPOSAL 2 AND 3.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

MEDICAL PROPERTIES TRUST, INC.

2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The 2016 Annual Meeting of Stockholders of Medical Properties Trust, Inc. (the “Annual Meeting”) will be held at The Summit Club, 1901 6th Avenue North, Birmingham, Alabama, on May 19, 2016, beginning at 10:30 a.m. Central Time. You can access directions to the Annual Meeting at www.medicalpropertiestrust.com. The undersigned hereby acknowledges receipt of the combined Notice of 2016 Annual Meeting of Stockholders and Proxy Statement dated April 29, 2016, accompanying this proxy and to which reference is hereby made, for further information regarding the Annual Meeting and the matters to be considered and voted on by the stockholders at the Annual Meeting.

The undersigned hereby appoints Edward K. Aldag, Jr. and R. Steven Hamner, and each of them, attorneys and agents, with full power of substitution, to vote, as the undersigned’s proxy, all the shares of common stock owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any adjournment thereof.

The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof.

1.1 (Continued and to be signed on the reverse side) 14475